UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.
Filed by the Registrant ☒
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under to §240.14a-12

TRAWS PHARMA, INC.

(Exact name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT DATED JUNE 27, 2024 — SUBJECT TO COMPLETION
TRAWS PHARMA, INC.
12 Penns Trail
Newtown, PA 18940 USA
                 , 2024
(267) 759-3680
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held           , 2024
Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Traws Pharma, Inc. (the “Company”) will be held virtually, via live webcast at         on        , 2024 at      a.m. Eastern Time. The purpose of the Special Meeting is the following:
1.
To approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), upon conversion of the Company’s Series C Non-Voting Convertible Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”) (the “Conversion Proposal” or “Proposal No. 1”);

2.
To approve an amendment to our Tenth Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”) to increase our authorized shares of Common Stock from 125,000,000 to 250,000,000 (the “Authorized Share Increase Proposal” or “Proposal No. 2”);

3.
To approve an amendment to our Certificate of Incorporation to combine outstanding shares of our Common Stock into a lesser number of outstanding shares, or a “Reverse Stock Split,” by a ratio of not less than one-for-fifteen and not more than one-for-twenty-five, with the exact ratio to be set within this range by our Board of Directors in its sole discretion (the “Reverse Stock Split Proposal” or “Proposal No. 3”); and

4.
To approve the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for Proposals Nos. 1, 2, and/or 3 (the “Adjournment Proposal” or “Proposal No. 4”).

Only Company stockholders of record at the close of business on         , 2024 will be entitled to vote at the Special Meeting and any adjournment or postponement thereof.
Your vote is important. Whether or not you are able to attend the Special Meeting, it is important that your shares be represented. Please carefully review the enclosed Proxy Statement and then cast your vote. It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice, as such number will be required in order for stockholders to gain access to the virtual meeting. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to virtually attend the Special Meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card.
For questions regarding your stock ownership, if you hold shares in “street name” through a broker, you should contact your broker or, if you are a registered holder, you should contact our transfer agent, EQ Shareowner Services, by email through its website at www.shareownweronline.com or by phone at 1-800-401-1957. If you have any questions about submitting your proxy or require assistance, please contact our proxy solicitor,         .

Thank you for your ongoing support and continued interest in Traws Pharma, Inc.
By order of the Board of Directors,

Werner Cautreels
Chief Executive Officer
Newtown, PA
            , 2024

YOUR VOTE IS IMPORTANT
WE CURRENTLY PLAN TO HOLD THE SPECIAL MEETING VIA LIVE WEBCAST. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY INTERNET, TELEPHONE OR BY MAIL. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD.
TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.
IT IS IMPORTANT THAT YOU RETAIN A COPY OF THE CONTROL NUMBER FOUND ON THE PROXY CARD, VOTING INSTRUCTION FORM OR NOTICE, AS SUCH NUMBER WILL BE REQUIRED IN ORDER FOR STOCKHOLDERS TO GAIN ACCESS TO THE VIRTUAL MEETING.

i

Traws Pharma, Inc.
Traws Pharma, INC.
12 Penns Trail
Newtown, PA 18940
(267) 759-3680
PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
To Be Held on        , 2024
INFORMATION CONCERNING SOLICITATION AND VOTING
This proxy statement contains information about the Special Meeting of Stockholders of Traws Pharma, Inc. (the “Special Meeting”), which will be held virtually, via live webcast at        on        , 2024 at        a.m. Eastern Time. The board of directors of Traws Pharma, Inc. (the “Board of Directors”) is using this proxy statement to solicit proxies for use at the Special Meeting. In this proxy statement, the terms “Traws”, “Traws Pharma”, “the Company,” “we,” “us,” and “our” refer to Traws Pharma, Inc. References to the “Onconova” refer specifically to the Company prior to April 1, 2024. The mailing address of our principal executive offices is Traws Pharma, Inc., 12 Penns Trail, Newtown, PA 18940.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.
At the Special Meeting:
1.
Traws will ask its stockholders to approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of shares of the Company’s Common Stock, upon conversion of the Company’s Series C Preferred Stock issued in April 2024;

2.
Traws will ask its stockholders to approve an amendment to our Certificate of Incorporation to increase our authorized shares of Common Stock from 125,000,000 to 250,000,000;

3.
Traws will ask its stockholders to approve an amendment to our Certificate of Incorporation to combine outstanding shares of our Common Stock into a lesser number of outstanding shares, or a “Reverse Stock Split” by a ratio of not less than one-for-fifteen and not more than one-for-twenty-five, with the exact ratio to be set within this range by our Board of Directors in its sole discretion; and

4.
Traws will ask its stockholders to approve the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for Proposals Nos. 1, 2 and/or 3.

After careful consideration, the Board of Directors has approved the proposals referred to above, and has determined that they are advisable, fair and in the best interests of Traws’ stockholders. Accordingly, the Board of Directors recommends that stockholders vote “FOR” each of the proposals set forth above.

Your vote is important. Whether or not you expect to virtually attend the Special Meeting, please review this Proxy Statement and vote by Internet or telephone following the instructions on the accompanying proxy card, or sign, date and promptly return the proxy card in the enclosed postage paid envelope to ensure that your shares will be represented and voted at the Special Meeting. If you hold your shares in “street name” through a broker, you should follow the procedures provided by your broker. This proxy statement is dated         , 2024 and is first being mailed to stockholders on or about         , 2024.

OVERVIEW
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
The following section provides answers to frequently asked questions about the Special Meeting. This section, however, only provides summary information. These questions and answers may not address all issues that may be important to you as a stockholder. You should carefully read this entire proxy statement, including each of the annexes.
When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?
On or about           , 2024, we will begin mailing our proxy materials, including the Notice of the Special Meeting, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker or other nominee), a voting instruction form.
When and where will the Special Meeting take place?
We will be hosting the Special Meeting via live webcast only. The Special Meeting will be held virtually, via live webcast at              on           , 2024 at           a.m. Eastern Time. Regardless of whether you are the “record holder” of your shares or your shares are held in street name, if you held your shares as of the close of business on           , 2024, you are welcome to attend the meeting. Stockholders may vote and submit questions while attending the Special Meeting online. The webcast will open 15 minutes before the start of the Special Meeting. In order to enter the Special Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of Common Stock, or included with your voting instruction card and voting instructions received from your broker, bank, or other agent if you hold shares of Common Stock in a “street name.” Instructions on how to attend and participate online are also available at           . Information on how to vote online at the virtual special meeting is discussed below.
Who is soliciting my vote?
Our Board of Directors is soliciting your vote for the Special Meeting.
When is the record date for the Special Meeting?
The record date for determination of stockholders entitled to vote at the Special Meeting is the close of business on           , 2024 (the “record date”).
How many votes can be cast by all stockholders?
There were              shares of our Common Stock outstanding on the record date, all of which are entitled to vote with respect to all matters to be acted upon at the Special Meeting. Each outstanding share of our Common Stock is entitled to one vote on each matter considered at the Special Meeting. On the record date, there were 12,472.76870 shares of Series C Preferred Stock issued and outstanding; the Series C Preferred Stock is not entitled to vote on the matters being considered at the Special Meeting.
Of the shares of our Common Stock issued and outstanding and entitled to vote, 3,549,538 shares of Common Stock were issued pursuant to the Merger Agreement (as described in “Proposal No. 1 — General — Traws Merger Agreement” below) and are not entitled to vote on Proposal No. 1 for purposes of the listing rules of the Nasdaq Stock Market. We anticipate that 3,549,538 shares of Common Stock will be voted in favor of Proposal No. 1 for purposes of adopting the proposal under Delaware law. However, to comply with Nasdaq rules, we will instruct the inspector of elections to conduct a separate tabulation that subtracts 3,549,538 shares from the total number of shares voted in favor of Proposal No. 1 to determine whether that proposal has been adopted in accordance with applicable Nasdaq rules.
How do I vote?
If you are a “stockholder of record,” meaning you have a stock certificate or hold your shares in an account with our transfer agent, we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by voting over the Internet, by telephone, by returning your proxy or by voting during the Special Meeting.
Over the Internet:   To vote over the Internet, please follow the instructions on the enclosed proxy card for submitting your proxy electronically. If you vote over the Internet, you do not need to vote your proxy by telephone or by mail. You must specify how you want your shares voted or your Internet vote cannot be completed, and you will receive an error message. You must submit your Internet proxy before the polls close on           , 2024, for your proxy to be valid and your vote to count.
By Telephone:   To vote by telephone, please follow the instructions provided on the proxy card. If you vote by telephone, you do not need to vote your proxy over the Internet or by mail. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. You must submit your telephonic proxy before the polls close on           , 2024, the date of the Special Meeting, for your proxy to be valid and your vote to count.
By Mail:   To vote by mail, you must sign and date the proxy card and then mail the proxy card in accordance with the instructions on the proxy card. If you vote by mail, you do not need to vote your proxy over the Internet or by telephone. Your proxy card must be received not later than the time the polls close on           , 2024 for your proxy to be valid and your vote to count. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.
At the Special Meeting:   To vote during the Special Meeting, attend the Special Meeting by visiting                   , where stockholders may vote and submit questions during the Special Meeting. The meeting starts at           a.m. Eastern Time. Please have your 16-Digit Control Number to join the Special Meeting. Instructions on how to attend and vote online during the Special Meeting, including how to demonstrate your stock ownership, are posted at                 .
If your shares are held in “street name,” meaning your shares are held in an account at a bank or at a brokerage firm or other nominee holder, these proxy materials are being forwarded to you by your bank, broker or other nominee who is considered the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares and to participate in the Special Meeting. You should receive a proxy card and voting instructions with these proxy materials from that organization rather than from us. You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares, whether they permit Internet or telephone voting, and what the deadlines for voting are. Follow the instructions from your bank, broker or other nominee included with these proxy materials, or contact your bank, broker or other nominee to request a proxy form. We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Special Meeting according to your instructions.
How do I change my vote?
If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the vote is taken at the Special Meeting. To do so, you must do one of the following:
1.
Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.

2.
Sign, date and return a new proxy card. Only your latest dated and timely received proxy card will be counted.

3.
Attend the Special Meeting and vote as instructed above. Attending the Special Meeting will not alone revoke your Internet or telephone vote or proxy card submitted by mail, as the case may be.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker or other nominee. If you hold your shares in street name and wish to vote at the meeting, you will need to obtain a “legal proxy” from your broker or other nominee in order to vote at the Special Meeting.

How is a quorum reached?
Our Amended and Restated By-laws (the “Bylaws”) provide that 33 1/3% of the shares entitled to vote, present at the Special Meeting or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting.
Under the General Corporation Law of the State of Delaware (“DGCL”), shares that are voted “abstain” or “withheld” and “broker non-votes” (if any) are counted as present for purposes of determining whether a quorum is present at the Special Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
What proposals will be voted on at the Special Meeting?
There are four proposals scheduled to be voted on at the meeting:
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Proposal No. 1 — Approval of the issuance of shares of Common Stock upon conversion of the Series C Preferred Stock.

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Proposal No. 2 — Approval of an amendment to our Certificate of Incorporation to increase our authorized number of shares of Common Stock from 125,000,000 to 250,000,000.

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Proposal No. 3 — Approval of an amendment to our Certificate of Incorporation to effect a Reverse Stock Split by a ratio of not less than one-for-fifteen and not more than one-for-twenty-five, with the exact ratio to be set within this range by our Board of Directors in its sole discretion.

•
Proposal No. 4 — Approval, if necessary, of the adjournment or postponement of the Special Meeting, to continue to solicit votes for Proposals No. 1, No. 2 and/or No. 3.

What vote is required to approve each item at the Special Meeting?
You may vote “for,” “against” or “abstain” on each of the proposals being placed before our stockholders. Under our Bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except as otherwise provided by applicable law, the rules of any stock exchange upon which our securities are listed, or by our Certificate of Incorporation or Bylaws.
•
Proposal No. 1 — The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast on the matter is required for the approval of the Conversion Proposal, subject to the separate tabulation of votes described in “How many votes can be cast by all stockholders?” set forth above. Broker non-votes (if any) and abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.

•
Proposal No. 2 — The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast on the matter is required for the approval of the Authorized Share Increase Proposal. Broker non-votes (if any) and abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.

•
Proposal No. 3 — The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast on the matter is required for the approval of the Reverse Stock Split Proposal. Broker non-votes (if any) and abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.

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Proposal No. 4 — If a quorum is present at the Special Meeting, the affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast on the matter is required for the approval of the Adjournment Proposal. If a quorum is not present at the Special Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock present at the Special Meeting or represented by proxy is required for the approval of the Adjournment Proposal.

Do I Have Appraisal Rights?
Our stockholders are not entitled to dissenters’ or appraisal rights under the DGCL with respect to any of the proposals being voted on.

How is the vote counted?
If you are a stockholder of record, you have the right to direct the voting of your shares by voting over the Internet, by telephone, by returning your proxy or by voting during the Special Meeting. In contrast, if you are a beneficial owner and your shares are held in an account at a bank or at a brokerage firm or other nominee hold, you must tell your bank, broker or other nominee how you would like your shares to be voted, which you can do by following the instructions provided to you by the bank, broker or other nominee.
“Broker non-votes” occur when a beneficial owner of shares held in “street name” does not give instructions to the bank, broker or other nominee holding the shares as to how to vote. If your shares are held in “street name” and you do not give voting instructions to your broker, your broker or nominee may vote the shares with respect to matters that are considered to be “discretionary” (if any), but may not vote the shares with respect to “non-discretionary” matters. Where a broker does not have discretion to vote on a given proposal, the unvoted shares are considered “broker non-votes.” For each of the proposals, broker non-votes will not be counted as votes cast on the matter and will have no effect on the outcome of the proposal. Similarly, abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of the proposal.
Who will count the vote?
The votes will be counted, tabulated and certified by an Inspector of Elections appointed by the Board of Directors.
How does the Board of Directors recommend that I vote on the proposals?
Our Board of Directors recommends that you vote:
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Proposal No. 1 — FOR the approval of the Conversion Proposal.

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Proposal No. 2 — FOR the approval of the Authorized Share Increase Proposal.

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Proposal No. 3 — FOR the approval of the Reverse Stock Split Proposal.

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Proposal No. 4 — FOR the approval of the Adjournment Proposal.

Who pays the cost for soliciting proxies?
We will pay the expenses of soliciting proxies. Following the original mailing of the soliciting materials, we and our agents, including directors, officers and other employees, without additional compensation, may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur. In addition, we have retained           at a fee $        , plus certain out-of-pocket expenses, to act as our proxy solicitor in connection with the proposals to be acted upon at the Special Meeting. Pursuant to an agreement,              has agreed to solicit proxies from our stockholders on our behalf in connection with the Special Meeting. If you have any questions about submitting your proxy or require assistance, please contact                 at:                .
How can I know the voting results?
We plan to announce preliminary voting results at the Special Meeting and will report the final results in a Current Report on Form 8-K to be filed with the Securities Exchange Commission (the “SEC”) within four business days following the Special Meeting.
Who can provide me with additional information and help answer my questions?
If you would like additional copies, without charge, of this proxy statement or if you have questions about the proposals being considered at the Special Meeting, including the procedures for voting your shares, you should contact                 at             .

Implications of Being a “Smaller Reporting Company”
We are a “smaller reporting company” as defined under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements.
CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents incorporated by reference into this proxy statement, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding stockholder approval of the conversion rights of the Series C Preferred Stock (as defined herein), any future payouts under the CVR (as defined herein), our ability to achieve the expected benefits or opportunities and related timing with respect to our merger with Trawsfynydd Therapeutics, Inc. (“Trawsfynydd”) or to monetize any of our legacy assets, our future results of operations and financial position, business strategy, the length of time that we believe our existing cash resources will fund our operations, our market size, our potential growth opportunities, our preclinical and future clinical development activities, the efficacy and safety profile of our product candidates, the potential therapeutic benefits and economic value of our product candidates, the timing and results of preclinical studies and clinical trials, the expected impact of macroeconomic conditions, including inflation, increasing interest rates and volatile market conditions, current or potential bank failures, as well as global events, including the ongoing military conflict in Ukraine and geopolitical tensions in China on our operations, and the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. We may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption “Risk Factors” in this proxy statement and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither we, nor our affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

RISK FACTOR SUMMARY
The following summarizes the principal factors that make an investment in the Company speculative or risky, all of which are more fully described in the Risk Factors section below. This summary should be read in conjunction with the Risk Factors section and should not be relied upon as an exhaustive summary of the material risks facing our business. The occurrence of any of these risks could harm our business, financial condition, results of operations and/or growth prospects or cause our actual results to differ materially from those contained in forward-looking statements we have made in this report and those we may make from time to time. You should consider all of the risk factors described in our public filings when evaluating our business. You should understand that it is not possible to predict or identify all such risks. Consequently, you should not consider the following to be a complete discussion of all potential risks or uncertainties.
Summary of Principal Risk Factors
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Our product development efforts may not be successful.

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Our future success is dependent primarily on the regulatory approval and commercialization of our product candidates.

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The results of preclinical testing or earlier clinical studies are not necessarily predictive of future results. Any product candidate we advance into clinical trials may not have favorable results in later-stage clinical trials or receive regulatory approval.

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Clinical drug development involves a lengthy and expensive process with an uncertain outcome.

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Our product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit the commercial profile of an approved label, or result in significant negative consequences following any marketing approval.

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Failure to follow the FDA’s applicable regulatory requirements may result in enforcement action.

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Changes in product candidate manufacturing or formulation may result in additional costs or delay.

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Healthcare legislation, including potentially unfavorable pricing regulations or other healthcare reform initiatives, may increase the difficulty and cost for us to obtain marketing approval of and commercialize our product candidates and affect the prices we may obtain.

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Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could cause significant liability for us and harm our reputation.

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We face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than we do.

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If we breach our license agreements or fail to negotiate new agreements pertaining to our product candidates, we could lose the ability to continue the development and potential commercialization of these product candidates.

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Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of any products that we may develop.

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We may engage in future business combinations or collaborations that could disrupt our business, cause dilution to our stockholders and harm our financial condition and operating results.

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We depend on information technology and computer systems to operate our business; our business and operations would suffer in the event of any failures or interruptions of our computer system, such as a data breach or cybersecurity incident.

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Climate change, environmental, social and governance and sustainability initiatives may result in regulatory or structural industry changes that could require significant operational changes and expenditures, reduce demand for the Company’s products and adversely affect our business, financial condition, and results of operations.

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Business disruptions could seriously harm our future revenues and financial condition and increase our costs and expenses.

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Our future success depends on our ability to retain our executive officers and to attract, retain and motivate qualified personnel.

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The recent COVID-19 pandemic, or the widespread outbreak of any other communicable disease, could adversely impact our business, including our clinical trials, drug manufacturing and nonclinical activities.

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Our recurring operating losses, negative cash flows from operations, and accumulated deficit raise substantial doubt about our ability to continue as a going concern absent obtaining adequate new financings.

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The report of our independent registered accounting firm on our audited financial statements for the fiscal year ended December 31, 2023 contains an explanatory paragraph relating to our ability to continue as a going concern.

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We need to obtain additional funding to continue as a going concern; if we are unable to meet our needs for additional funding in the future, we will be required to limit, scale back or cease operations.

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We have incurred significant losses since our inception and anticipate that we will continue to incur losses in the future.

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We currently have no source of product revenue and may never become profitable.

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We need to obtain substantial additional funding to further develop our products in future clinical trials and through regulatory processes; if we are unable to meet our needs for additional funding in the future, we will be required to limit, scale back or cease operations.

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Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

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Adverse developments affecting financial institutions, companies in the financial services industry or the financial services industry generally, such as actual events or concerns involving liquidity, defaults, or non-performance could adversely affect our operations and liquidity.

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Changes in United States and China relations, as well as relations with other countries, and/or regulations may adversely impact our business, our operating results, our ability to raise capital and the market price of our shares.

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We rely on third parties to conduct our preclinical and clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates.

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If we lose our relationships with CROs, our drug development efforts could be delayed.

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We have limited experience manufacturing our product candidates on a large clinical or commercial scale and have no manufacturing facility. We are dependent on third-party manufacturers for the manufacture of our product candidates for clinical trials as well as on third parties for our supply chain, and if we experience problems with any third parties, the manufacturing of our product candidates or products could be delayed.

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We could be required to incur significant expenses to perfect our intellectual property rights, and our intellectual property rights may be inadequate to protect our competitive position. If we are unable to protect our intellectual property rights, our competitive position could be harmed.

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We may become involved in lawsuits to protect or enforce our intellectual property, which could be expensive, time consuming and unsuccessful.

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Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could harm our business.

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We may be subject to claims that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

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We may not comply with the Nasdaq continued listing requirements. If we are unable to comply with the continued listing requirements of the Nasdaq Capital Market, our Common Stock could be delisted, which could affect our Common Stock’s market price and liquidity and reduce our ability to raise capital.

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Our share price and the liquidity of our stock may be volatile and result in substantial losses to our stockholders.

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We may be subject to securities litigation, which is expensive and could divert management attention.

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Some provisions of our charter documents and Delaware law may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our stockholders and may prevent attempts by our stockholders to replace or remove our current management.

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There is no guarantee that the Merger (as defined below) will increase stockholder value.

•
Pursuant to the terms of the Merger Agreement (as defined below), we are required to recommend that our stockholders approve the conversion of all outstanding shares of our Series C Preferred Stock into shares of our Common Stock. We cannot guarantee that our stockholders will approve this matter, and if they fail to do so we may be required to settle such shares in cash and our operations may be materially harmed.

•
Stockholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger, including the issuance of our Common Stock upon conversion of all outstanding shares of Series C Preferred Stock to be issued in the Merger and Financing (as defined below).

•
The failure to successfully integrate the businesses of Onconova and Trawsfynydd in the expected timeframe would adversely affect Traws Pharma’s future results.

•
The termination of employees undertaken to extend our cash runway and focus more of our capital resources on our prioritized research and development programs might not achieve our intended outcome.

•
Our future results will suffer if we do not effectively manage our expanded operations.

•
We expect to incur substantial expenses related to the integration of Trawsfynydd.

DESCRIPTION OF THE TRANSACTIONS
Overview
On April 1, 2024, we acquired Trawsfynydd Therapeutics, Inc., a Delaware corporation (“Trawsfynydd”), in accordance with the terms of an Agreement and Plan of Merger, dated April 1, 2024 (the “Merger Agreement”), by and among the Company, Traws Merger Sub I, Inc., a Delaware corporation (“First Merger Sub”), Traws Merger Sub II, LLC, a Delaware limited liability company (“Second Merger Sub”), and Trawsfynydd. Pursuant to the Merger Agreement, First Merger Sub merged with and into Trawsfynydd, pursuant to which Trawsfynydd was the surviving corporation (the “First Merger”). Immediately following the First Merger, Trawsfynydd merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity and a wholly owned subsidiary of the Company (the “Second Merger” and together with the First Merger, the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.
Acquisition of Trawsfynydd
Under the terms of the Merger Agreement, upon the consummation of the Merger on April 1, 2024 (the “Closing”), in exchange for the outstanding shares of capital stock of Trawsfynydd immediately prior to the effective time of the First Merger, the Company issued to the stockholders of Trawsfynydd an aggregate of (A) 3,549,538 shares of Common Stock of the Company, par value $0.01 per share (the “Common Stock”) and (B) 10,359.0916 shares of Series C Preferred Stock (as defined and described below). Each share of Series C Preferred Stock is convertible into 10,000 shares of Common Stock, subject to certain conditions described below. In addition, the Company assumed all Trawsfynydd stock options immediately outstanding prior to the First Merger, each becoming an option to purchase Common Stock subject to adjustment pursuant to the terms of the Merger Agreement (the “Assumed Options”). No portion of the Assumed Options will be exercisable unless and until the Meeting Proposals (as defined below) are approved by the Company’s stockholders. Once exercisable, the Assumed Options will be exercisable for an aggregate of 454,000 shares of Common Stock. Following the effective time of the Second Merger, the Company’s changed its name to “Traws Pharma, Inc.,” effective April 2, 2024.
The rights of the Series C Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations that we filed with the Secretary of State of the State of Delaware (the “Certificate of Designation”). Please see “Description of the Series C Preferred Stock” under Proposal No. 1 for a complete description of the Certificate of Designation and the rights of the Series C Preferred Stock.
The Board of Directors of the Company (the “Board”) approved the Merger Agreement and the related transactions, and the consummation of the Merger was not subject to approval of Company stockholders.
In connection with the execution of the Merger Agreement, the Company and Trawsfynydd entered into a stockholder support agreement (the “Support Agreement”) with Steven M. Fruchtman. The Support Agreement provides that, among other things, Dr. Fruchtman has agreed to vote or cause to be voted all of the shares of Common Stock owned by him in favor of the Conversion Proposal.
Concurrently and in connection with the execution of the Merger Agreement, certain Trawsfynydd stockholders as of immediately prior to the Merger, and certain of our directors and officers as of immediately prior to the Merger entered into lock-up agreements with us and Trawsfynydd, pursuant to which each such stockholder will be subject to a 180-day lockup on the sale or transfer of shares of Common Stock held by each such stockholder at the closing of the Merger, including those shares received by Trawsfynydd stockholders in the Merger.
In connection with the Merger, a non-transferrable contingent value right (a “CVR”) was distributed to our stockholders of record as of the close of business on April 15, 2024. Holders of the CVR will be entitled to receive certain stock and/or cash payments from proceeds received by us, if any, related to the disposition or monetization of our legacy assets.

Tungsten Advisors (through its Broker-Dealer, Finalis Securities LLC) (“Tungsten”) acted as financial advisor to the Company in connection with the Merger. As partial compensation for services rendered by Tungsten, the Company issued to Tungsten and its affiliates and designees an aggregate of 168,601 shares of Common Stock and 535.46510 shares of Series C Preferred Stock.
Following the Closing of the Merger and the concurrent Financing (described below), the Company had 25,301,009 shares of Common Stock issued and outstanding.
Concurrent Financing Transaction
On April 1, 2024, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with TPAV, LLC, an affiliate of Torrey Pines, and OrbiMed Private Investments VIII, LP, an affiliate of OrbiMed Advisors (collectively, the “Investors”). Pursuant to the Securities Purchase Agreement, the Company agreed to issue and sell an aggregate of (i) 496,935 shares of Common Stock and (ii) 1,578.2120 shares of Series C Preferred Stock (collectively, the “PIPE Securities”) for an aggregate purchase price of approximately $14 million (collectively with the $1.0 million of Pre-Merger Financing described below, the “Financing” and, together with the Merger, the “Transactions”). Each share of Series C Preferred Stock is convertible into 10,000 shares of Common Stock, as described below. The rights of the Series C Preferred Stock are set forth in the Certificate of Designation. Please see “Description of the Series C Preferred Stock” under Proposal No. 1 for a complete description of the Certificate of Designation and the rights of the Series C Preferred Stock.
The closing of the Financing occurred concurrently with the closing of the Merger on April 1, 2024 (the “Financing Closing Date”). Concurrent with our entry into the Securities Purchase Agreement on April 1, 2024, we entered into a Registration Rights Agreement (the “New RRA”) with the Investors. Pursuant to the New RRA, we are obligated to prepare and file a resale registration statement with the SEC within 90 calendar days following the Financing Closing Date. The New RRA also contains customary terms, including an obligation to indemnify the Investors and certain affiliates from certain liabilities relating to any misstatements or omissions in the resale registration statement.
In addition, during the month prior to the Merger, affiliates of the Investors who were stockholders of Trawsfynydd, contributed $1.0 million of financing to Trawsfynydd (the “Pre-Merger Financing”) so that, effective as of the Merger, Traws had raised an aggregate of $15 million of Financing.

THE MERGER AGREEMENT
The following summary describes certain material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on April 4, 2024, which is incorporated herein by reference. We encourage you to read the Merger Agreement carefully in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
Explanatory Note Regarding the Merger Agreement
The Merger Agreement and this summary of its terms are included to provide you with information regarding its terms. Factual disclosures about us contained in this proxy statement or in our public reports filed with the SEC may supplement, update or modify the factual disclosures about us contained in the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement and may be subject to qualifications and limitations agreed upon by the parties thereto. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of providing disclosure to the parties to the Merger Agreement. The representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by matters contained in the disclosure schedule that we delivered to Trawsfynydd and the disclosure schedule that Trawsfynydd delivered to us, in each case in connection with the Merger Agreement, which disclosures were not expressly reflected in the text of the Merger Agreement. The Company stockholders are not third-party beneficiaries under the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since April 1, 2024 and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement or in the respective public filings made by the Company with the SEC. Accordingly, Company stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein.
The Merger
On April 1, 2024, the Company and Trawsfynydd consummated the Merger in accordance with the DGCL and subject to the terms and conditions set forth in the Merger Agreement. The Merger Agreement provided for the consummation, simultaneously with execution thereof, of the First Merger, immediately followed by the consummation of the Second Merger. As a result of the Merger, the Surviving Entity continues to exist as a wholly owned subsidiary of the Company and under the name Trawsfynydd Therapeutics, LLC.
Closing and Effectiveness of the Merger
The execution of the Merger Agreement took place on April 1, 2024, New York time. Shortly after the execution of the Merger Agreement and upon the satisfaction of all of the conditions set forth in the Merger Agreement, as described in “The Merger Agreement-Conditions Precedent to the Merger,” the Company filed a certificate of merger with respect to the First Merger (the “First Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with the DGCL. Immediately following the filing of the First Certificate of Merger, the Company filed a second certificate of merger with respect to the Second Merger (the “Second Certificate of Merger”) with the Delaware Secretary of State in accordance with the DGCL. The First Merger became effective at the time of the filing of the First Certificate of Merger with the Delaware Secretary of State (the “First Effective Time”) and the Second Merger became effective at the time of the filing of the Second Certificate of Merger with the Delaware Secretary of State (the “Second Effective Time”).

Certificate of Designation; Certificate of Incorporation and Bylaws; Directors and Officers
Prior to the First Effective Time, the Company filed the Certificate of Designation with the Delaware Secretary of State, as required pursuant to the Merger Agreement.
In accordance with the Merger Agreement, at the First Effective Time:
•
the certificate of incorporation of Trawsfynydd, as the surviving corporation in the First Merger, was amended and restated in its entirety, until thereafter amended as provided by the DGCL and such certificate of incorporation;

•
the bylaws of Trawsfynydd were amended and restated in their entirety to read identically to the bylaws of Trawsfynydd as in effect immediately prior to the First Effective Time, until thereafter amended as provided by the DGCL and such bylaws; and

•
the directors and officers of Trawsfynydd, in accordance with the certificate of incorporation and bylaws of Trawsfynydd, were the same individuals who held such office immediately prior to the First Effective Time.

In accordance with the Merger Agreement, at the Second Effective Time:
•
the certificate of formation of the surviving entity in the Second Merger was made to be identical to the certificate of formation of the Second Merger Sub in effect immediately prior to the Second Effective Time, except that the certificate of formation was amended to reflect that the name of the Surviving Entity is Trawsfynydd Therapeutics, LLC; and

•
the limited liability company agreement of the surviving entity was amended and restated in its entirety to be identical to the limited liability company agreement of the Second Merger Sub as in effect immediately prior to the Second Effective Time, but reflecting the change of name of the surviving entity to Trawsfynydd Therapeutics, LLC.

Trawsfynydd Therapeutics, LLC , in accordance with its certificate of formation and limited liability company agreement, is a sole member-managed limited liability company, with its sole member being the Company, but with the Company having the discretion to appoint officers to act on the Surviving Entity’s behalf.
Immediately following the Merger, the certificate of incorporation of the Company was amended to change the corporate name of the Company to Traws Pharma, Inc.
Merger Consideration
The aggregate merger consideration (the “Merger Consideration”) that was issued and delivered by the Company to the stockholders of Trawsfynydd in connection with the Merger was based on an agreed exchange ratio (the “Exchange Ratio”) of 20.1291 shares of Common Stock for each share of Trawsfynydd common stock (each as calculated on a fully-diluted basis). The Merger Consideration was paid in shares of Common Stock and Series C Preferred Stock convertible into Common Stock. The Exchange Ratio was determined:
(a)
based on (i) the number of shares of Common Stock outstanding immediately prior to the First Effective Time on a fully diluted basis (excluding shares underlying equity awards in respect of Common Stock) and (ii) the number of shares of common stock of Trawsfynydd outstanding immediately prior to the First Effective Time on a fully diluted basis (assuming conversion of shares of preferred stock of Trawsfynydd into shares of common stock of Trawsfynydd, conversion of outstanding Simple Agreements for Future Equity into shares of common stock of Trawsfynydd, and the issuance of shares underlying options to purchase shares of Trawsfynydd common stock (“Trawsfynydd Options”)); and

(b)
by ascribing a pre-Closing valuation of $100.0 million to Trawsfynydd and a pre-Closing valuation of $17.6 million to the Company.

Such Merger Consideration consisted of (a) 3,549,538 shares of Common Stock and (b) 10,359.09160 shares of Series C Preferred Stock. Such number of shares of Common Stock was determined based on a limitation on the issuance of shares of Common Stock in connection with the Merger, such that the aggregate number of shares of Common Stock issued in connection with the Merger and the Financing would be equal to no more than 19.9% of the outstanding shares of Common Stock as of immediately before the First Effective Time.
Each share of Series C Preferred Stock is convertible into 10,000 shares of Common Stock, subject to and contingent upon the affirmative vote of holders of a majority of the shares of Common Stock present or represented and entitled to vote at a meeting of stockholders of the Company to approve, for purposes of the Nasdaq Stock Market Rules, the issuance of shares of Common Stock to the stockholders of the Company upon conversion of any and all shares of Series C Preferred Stock in accordance with the terms of the Certificate of Designation. The Conversion Proposal is being submitted for such purposes. Please see “Proposal No. 1: Approval of Conversion Proposal.”
Treatment and Conversion of Trawsfynydd Common Stock
At the First Effective Time, by virtue of the First Merger and without any further action on the part of any party:
•
the shares of Trawsfynydd common stock held as treasury stock or held or owned by Trawsfynydd or any wholly owned subsidiary of Trawsfynydd were cancelled and ceased to exist (the “Cancelled Shares”), with no consideration paid by the Company;

•
each share of Trawsfynydd capital stock outstanding immediately prior to the First Effective Time (excluding the Cancelled Shares) was automatically converted into the right to receive such number of shares of Common Stock and Series C Preferred Stock as allocated in accordance with an allocation certificate delivered to the Company by Trawsfynydd immediately prior to the First Effective Time (the “Allocation Certificate”). No fractional shares of Common Stock were issued in connection with the Merger. Any fractional shares of Common Stock that a holder of Trawsfynydd common stock was otherwise entitled to receive, including without limitation any conversion of Series C Preferred Stock into Common Stock, were aggregated with all fractional shares of Common Stock issuable to such holder) or a fraction of a share of Series C Preferred Stock issuable to such holder and any remaining fractional shares shall be rounded down to the nearest whole share; and

•
each share of common stock of First Merger Sub issued and outstanding immediately prior to the First Effective Time was converted into and exchanged for one share of common stock of Trawsfynydd (the entity that survived the First Merger).

At the Second Effective Time, by virtue of the Second Merger and without any action on the part of any party, each share of common stock of Trawsfynydd (the entity that survived the First Merger) issued and outstanding immediately prior to the Second Effective Time was cancelled and extinguished without any conversion thereof or any right to payment therefor.
Treatment of Trawsfynydd Options
At the First Effective Time, each Trawsfynydd Option that was outstanding and unexercised immediately prior to the First Effective Time under Trawsfynydd’s 2021 Stock Plan (the “Trawsfynydd Plan”), whether or not vested, was converted into and became an option to purchase Common Stock, and the Company assumed the Trawsfynydd Plan and each such Trawsfynydd Option in accordance with the terms (as in effect as of the date of the Merger Agreement) of the Trawsfynydd Plan and the terms of the stock option agreement by which such Trawsfynydd Option was evidenced (but with changes to such documents as the Company in good faith determined necessary to reflect the substitution of the Trawsfynydd Options by the Company to purchase shares of Common Stock, including such changes as described herein). All rights with respect to Trawsfynydd common stock under Trawsfynydd Options assumed by the Company were converted into rights with respect to Common Stock; provided that the Trawsfynydd Options assumed by the Company shall not be exercisable unless and until the Conversion Proposal is approved.
Accordingly, from and after the First Effective Time: (i) each Trawsfynydd Option assumed by the Company may be exercised solely for shares of Common Stock; (ii) the number of shares of Common Stock subject to each Trawsfynydd Option assumed by the Company shall be determined by multiplying

(A) the number of shares of Trawsfynydd common stock that were subject to such Trawsfynydd Option, as in effect immediately prior to the First Effective Time, by (B) the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Common Stock; (iii) the per share exercise price for the Common Stock issuable upon exercise of each Trawsfynydd Option assumed by the Company shall be determined by dividing (A) the per share exercise price of Trawsfynydd common stock subject to such Trawsfynydd Option, as in effect immediately prior to the First Effective Time, by (B) the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent; and (iv) any restriction on the exercise of any Trawsfynydd Option assumed by the Company shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Trawsfynydd Option shall otherwise remain unchanged; provided, that, (I) the exercise price, the number of shares of Common Stock subject to, and the terms and conditions of exercise of each option to purchase Common Stock shall also be determined in a manner consistent with the requirements of Section 409A of the Code; and (II) the Trawsfynydd Options assumed by the Company shall not be exercisable unless and until the Conversion Proposal is approved; provided, further, that: (x) the Company may amend the terms of the Trawsfynydd Options and the Trawsfynydd Plan as may be necessary to reflect the Company’s substitution of the Trawsfynydd Options with options to purchase Common Stock (such as by making any change in control or similar definition relate to the Company and having any provision that provides for the adjustment of Trawsfynydd Options upon the occurrence of certain corporate events relate to corporate events that relate to the Company and/or Common Stock); and (y) the Board of Directors of the Company or a committee thereof shall succeed to the authority and responsibility of the Board of Directors of Trawsfynydd or any committee thereof with respect to each Trawsfynydd Option assumed by the Company.
Contingent Value Rights
Pursuant to the Merger Agreement, on April 23, 2024, the Company effected a distribution of one CVR with respect to each share of Common Stock that was issued and outstanding as of 5:00 p.m. ET on April 15, 2024 (the “CVR Record Time”).
Pursuant to the terms of the Merger Agreement, the Company selected Equiniti Trust Company, LLC (“Equiniti”) to serve as the trustee under the Contingent Value Rights Agreement (the “CVR Agreement”). On April 1, 2024, the Company and Equiniti, as trustee, executed and delivered the CVR Agreement substantially in the form as attached as Exhibit D to the Merger Agreement. The Company issued to each holder of Common Stock as of the CVR Record Time one CVR, subject to and in accordance with the terms and conditions of the CVR Agreement, which in the aggregate granted to such Company stockholders 43.70% of net proceeds from future M&A licensing deals with third parties and, as applicable, 6.24% of the net sales of Rigosertib and Narazaciclib, the Company’s two lead product candidates prior to the Merger. The terms and conditions of the CVRs are provided in the CVR Agreement.
Representations and Warranties
Trawsfynydd and the Company made various representations and warranties that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement, the disclosure schedules each party delivered to the other in connection with the Merger Agreement, and, in the case of the Company, its public SEC filings. These representations and warranties made by Trawsfynydd and the Company relate to, among other things:
•
their and their subsidiaries’ due organization, existence and good standing and authority to carry on their respective businesses;

•
organizational documents;

•
corporate power and authority to enter into the Merger Agreement, to perform their respective obligations thereunder and to complete the transactions contemplated thereby;

•
the required stockholder votes to adopt the Merger Agreement (in the case of Trawsfynydd) and the transactions contemplated thereunder that require stockholder approval in each respective case;

•
the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents and applicable law, in each case arising out of the execution, delivery or performance of, or consummation of the transactions contemplated by, the Merger Agreement;

•
capitalization;

•
financial statements;

•
the conduct of their respective businesses in the ordinary course and the absence of certain changes, effects, developments, circumstances, conditions, state of facts, events, occurrences that would have or would be reasonably expected to have a Material Adverse Effect (as defined below);

•
the absence of certain undisclosed liabilities;

•
good title to, and absence of liens on, real property and other tangible assets;

•
real property and leases;

•
intellectual property and privacy matters;

•
certain material contracts;

•
compliance with applicable laws and regulations;

•
the receipt of governmental authorizations material to their respective operations;

•
the absence of certain litigation or other proceedings, and the absence of certain government or court orders;

•
tax matters;

•
employees, employee benefit plans, and labor matters;

•
environmental matters;

•
insurance policies;

•
financial advisors or other brokers with respect to the transactions contemplated in the Merger Agreement;

•
certain material transactions between such party and certain of such party’s affiliates; and

•
compliance with anti-bribery laws.

In addition, the Company made representations and warranties regarding the following matters:
•
the accuracy of the Company’s SEC filings and other matters relating to compliance with securities laws and reporting obligations and the Company’s financial statements; and

•
the valid issuance of Common Stock and Series C Preferred Stock to be issued as Merger Consideration.

Many of the parties’ representations and warranties are qualified by, among other things, exceptions relating to the absence of a “Company Material Adverse Effect” (in the case of Trawsfynydd) or a “Parent Material Adverse Effect” (in the case of the Company), as the case may be, and which in each case means any effect that, considered together with all other effects that have occurred prior to the date of determination of the occurrence of such “Material Adverse Effect,” has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operations of the applicable party (“Material Adverse Effect”). Effects arising or resulting from the following are not taken into account in determining whether there has been such a Material Adverse Effect:
(a)
general business or economic conditions affecting the industry in which the applicable party operates;

(b)
acts of war, armed hostilities or terrorism, acts of God or comparable events, epidemic, pandemic or disease outbreak (including the COVID-19 virus) or any worsening of the foregoing, or any declaration of martial law, quarantine or similar directive, policy or guidance or law or other action by any governmental body in response thereto;

(c)
changes in financial, banking or securities markets;

(d)
in the case of the Company only, any change in the stock price or trading volume of its Common Stock (subject to certain exceptions);

(e)
any change in, or any compliance with or action taken for the purpose of complying with, any law or generally accepted accounting principles in the United States (“GAAP”) (or interpretations of any law or GAAP);

(f)
subject to certain exceptions, the announcement of the Merger Agreement or the pendency of transactions contemplated by the Merger Agreement; or

(g)
the taking of any action or the omission to take any action by the applicable party where such action is required to be taken by the Merger Agreement.

With respect to clauses (a) through (c) above, to the extent such effect described therein disproportionately affects the applicable party to whom the clause refers (relative to other similarly situated companies in the industries in which such party operates), then such effect can be taken into account in determining whether there has been a Material Adverse Effect.
Additional Agreements of the Parties
Company Stockholders’ Meeting
The Merger Agreement requires that as promptly as practicable following its execution, the Company take all action necessary under applicable law to call, give notice of and hold the Special Meeting for the purpose of seeking approval of the following matters:
•
the Conversion Proposal; and

•
either (i) the amendment of the certificate of incorporation of the Company to increase the number of authorized shares of Common Stock or (ii) a proposal for a reverse stock split of all outstanding shares of Common Stock (such as the Reverse Stock Split Proposal), in either case ((i) or (ii)) by a number of authorized shares or at a stock split ratio sufficient to allow the conversion of all shares of Series C Preferred Stock and have reserved and authorized a number of shares of Common Stock sufficient to cover all shares of Common Stock to be issued upon approval of the Conversion Proposal.

The Company is convening the Special Meeting, as discussed in this proxy statement, in order to comply with the requirements above.
If the approval of the matters above is not obtained at the Special Meeting or if we reasonably believe that (i) we will not receive proxies sufficient to obtain approval of the above matters, whether or not a quorum would be present or (ii) we will not have sufficient shares of Common Stock represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Special Meeting, then, in each case, we must use reasonable best efforts to adjourn the Special Meeting one or more times to a date or dates no more than 30 days after the original scheduled date, and to obtain such approvals at such time. If the Special Meeting is not so adjourned, or if the approvals above are not then obtained, we must use reasonable best efforts to obtain such approvals as soon as practicable, and in any event at our next occurring annual meeting of stockholders or, if such annual meeting is not scheduled to be held within six months after the Special Meeting, then at another special meeting of our stockholders to be held within six months after the Special Meeting. We are required to hold an annual meeting or special meeting of our stockholders, at which a vote of our stockholders to approve the matters above will be solicited and taken, at least once every six months until we obtain such approvals.
Under the Merger Agreement, we also agreed that the Board of Directors will recommend that the holders of Common Stock vote to approve the matters described above and that we will use reasonable best efforts to solicit and obtain such approvals within the time frames discussed above.
Proxy Statement
The Merger Agreement requires that as promptly as practicable after the Closing, the Company prepare and file a proxy statement with the SEC relating to the Special Meeting to be held in connection with the matters discussed above. This proxy statement was filed in connection with such obligation. The Merger Agreement requires such proxy statement to comply with all requirements of applicable U.S. federal securities laws and the DGCL, and we are required to respond promptly to any comments or requests of the SEC or its staff related to such proxy statement.
The Company is required by the Merger Agreement to use reasonable best efforts to deliver the definitive version of such proxy statement to the Company’s stockholders as promptly as practicable after (i) the SEC has indicated that it does not intend to review it or that such review has been completed or (ii) at least ten days after the filing of such proxy statement with the SEC without receipt of any correspondence from the SEC commenting upon, or indicating that it intends to review, such proxy statement.
The parties are also required to cooperate in making the Company amend or supplement such proxy statement and, if appropriate, mailing such amendment or supplement, in each case in certain circumstances where such actions may be necessary.
Reservation of Common Stock
Pursuant to the Merger Agreement, upon approval of the Conversion Proposal and the Reverse Stock Split Proposal, the Company must at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or shares of Common Stock held in treasury by the Company, for the purpose of effecting the conversion of Series C Preferred Stock, the full number of shares of Common Stock necessary to convert all Series C Preferred Stock then outstanding into shares of Common Stock.
Directors and Officers
The Merger Agreement contemplated that, immediately after the Second Effective Time, the Board of Directors would be comprised of seven members, of which four members were designated by the Company and three members were designated by Trawsfynydd. James Marino, Dr. Trafford Clarke, M. Teresa Shoemaker, and Jack E. Stover remained on the Board of Directors, with Dr. Steven M. Fruchtman, Dr. Peter Atadja, Dr. Jerome Groopman, and Dr. Viren Mehta resigning from the Board of Directors, and Iain Dukes and Nikolay Savchuk were designated by Trawsfynydd as members of the Board of Directors. In connection with the retention of Werner Cautreels as Chief Executive Officer (“CEO”) of the Company at the time of the Merger, Werner Cautreels was appointed as a director by the Board of Directors of the Company.
Pursuant to the Merger Agreement, the parties also agreed that, as of immediately after the Second Effective Time, the officers of the Company would be as follows: Werner Cautreels as CEO, Iain Dukes as Executive Chairman, Nikolay Savchuk as COO, Dr. Steven M. Fruchtman as President and Chief Scientific Officer, Oncology, Mark Guerin as CFO, C. David Pauza as Chief Scientific Officer, Virology and Robert Redfield as Chief Medical Officer. Such officers will serve in such positions until successors are duly appointed and qualified in accordance with applicable law.
On June 17, 2024, Dr. Fruchtman informed the Board of Directors of his intent to resign from his positions of President and Chief Scientific Officer, Oncology. On June 17, 2024, Dr. Fruchtman’s attorney provided a letter to the Company’s counsel, which indicates that Dr. Fruchtman believes his resignation to be for “good reason” under the terms of his employment agreement and his expectation of severance compensation commensurate therewith and in connection with a change in control. The Board of Directors accepted Dr. Fruchtman’s resignation effective June 17, 2024 but disagreed with the characterization of the events set forth in the letter and accordingly believes that no severance payments are due to Dr. Fruchtman under the terms of his employment agreement.
Indemnification of Directors and Officers
Commencing at the First Effective Time and continuing until the sixth anniversary of the First Effective Time, each of the Company and the Surviving Entity will indemnify and hold harmless each person who was at the Closing or has been at any time prior to the Closing, or who becomes prior to the First Effective Time, a director or officer of the Company or Surviving Entity or any of their respective subsidiaries, respectively (the “D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of the Company or of Trawsfynydd, or any subsidiary thereof, asserted or claimed prior to the First Effective Time, in each case, to the fullest extent permitted under applicable law.
Other than in the case of fraud, each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Company and the Surviving Entity, jointly and severally, upon receipt by Company or the Surviving Entity from the D&O Indemnified Party of a request therefor, subject to an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.
The Merger Agreement also requires the Company and the Surviving Entity to maintain in their applicable organizational documents, for at least six years from the First Effective Time, such provisions with respect to indemnification, advancement of expenses and exculpation of directors and officers as those that existed in the Company’s organizational documents as of the date of the Merger Agreement. The Company and the Surviving Entity must also honor and fulfill their existing obligations to provide indemnification to the D&O Indemnified Parties as they existed as of the date of the Merger Agreement, and the Company must maintain directors’ and officers’ liability insurance policies, with an effective date as of the date of the Closing, on commercially available terms and conditions and with coverage limits customary for U.S. public companies similarly situated to the Company.
Employee Benefits
The Merger Agreement requires the Company to provide certain employee benefits to each employee of Trawsfynydd who remained employed by the Company or the Surviving Entity, or any of their respective subsidiaries following the Closing (the “Continuing Employees”). Specifically, the Company must:
•
use commercially reasonable efforts to cause each Continuing Employee to be credited with his or her years of service with Trawsfynydd or any its predecessors, for purposes of vesting, eligibility to participate, and level of benefits under the benefit plans, programs, or arrangements of the Company or any of its subsidiaries;

•
for purposes of each Post-Closing plan providing medical, dental, pharmaceutical and/or vision benefits to a Continuing Employee, use commercially reasonable efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such Post-Closing plan to be waived for such Continuing Employee and his or her covered dependents to the extent and unless such conditions would have been waived or satisfied under the employee benefit plan whose coverage is being replaced under the Post-Closing plan; and

•
use commercially reasonable efforts to cause any eligible expenses incurred by a Continuing Employee and his or her covered dependents during the portion of such plan year in which coverage is replaced with coverage under a Post-Closing plan to be taken into account under such Post-Closing plan with respect to the plan year in which participation in such Post-Closing plan begins for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for such plan year as if such amounts had been paid in accordance with such Post-Closing plan.

Other Agreements of the Parties
The Merger Agreement also contains additional agreements of the parties relating to, among other things:
•
the use of the parties’ reasonable best efforts to make all filings, submissions, notices and obtain all consents required to be made in connection with the Merger;

•
the use by the Company of reasonable best efforts to maintain the Company’s Nasdaq listing and file all necessary notifications and applications with Nasdaq for the listing of shares of Common Stock to be issued in connection with the conversion of Series C Preferred Stock;

•
for U.S. federal income tax purposes, (i) the treatment of the First Merger and the Second Merger to constitute an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder (“Treasury Regulations”), and (ii) the treatment of the Merger Agreement as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a); including that the parties treat and not take any tax reporting position inconsistent with, and not take any action that would reasonably be expected to prevent qualification for, such treatment (in each case as discussed in more detail under “Certain Material U.S. Federal Income Tax Considerations of the Merger and the Issuance of the CVRs”);
•
the termination of certain stockholders’ agreements in respect of Trawsfynydd as of immediately prior to the First Effective Time, without any liability for the Surviving Entity;

•
reporting requirements under Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”);

•
cooperation of the parties in order to facilitate the performance by each party of its respective obligations under the Merger Agreement;

•
delivery of certificates with respect to the issued and outstanding shares of capital stock of Trawsfynydd and the Company prior to the First Effective Time, including, in the case of Trawsfynydd, the Allocation Certificate;

•
anti-takeover statutes that may become applicable to the transactions contemplated in the Merger Agreement;

•
actions necessary to cause the First Merger Sub and Second Merger Sub to perform their respective obligations under the Merger Agreement; and

•
exemption from registration under the Securities Act of the issuance of Common Stock and Series C Preferred Stock comprising the Merger Consideration, including placing of legends on the book-entries with respect to such Common Stock and Series C Preferred Stock.

BACKGROUND AND REASONS FOR THE TRANSACTIONS
Beginning in 2022, the Company sought to identify potentially synergistic businesses to acquire and/or merge with as well as potential strategic and institutional investors.
In July 2023, the Board of Directors, as part of its effort to continually evaluate how to best maximize stockholder value and fund the Company’s operations and the development of the Company’s product candidates, believed it in the best interest of the Company and its stockholders to conduct a preliminary assessment to identify and evaluate potential strategic transactions.
On July 31, 2023, the Company engaged Tungsten Advisors (“Tungsten”) to serve as financial advisor to the Company to assist the Company in identifying and evaluating potential strategic transactions. Tungsten began its outreach to potential target companies and partners in mid-August.
On September 6, 2023, the Board unanimously approved the creation of a deal committee (the “Deal Committee”) with authority of the Board to work with management on identifying one or more transactions, including without limitation working with management and its advisors to assess potential transaction candidates and provide a streamlined forum for transaction oversight. The Deal Committee met regularly from September 2023 through March 2024, leading up to the closing of the Merger on April 1, 2024.
During September 2023 through November 2023, the Deal Committee met regularly with Tungsten. Tungsten assisted the Company in developing a list of potential target candidates and partners. Between August 2023 and September 2023, Tungsten and the Company engaged with sixteen potential target companies as part of the due diligence process. Between October and November 2023, Tungsten and the Company conducted more in-depth diligence and held additional discussions with six potential target candidates, including with respect to a financing strategy.
On November 21, 2023, Tungsten introduced representatives from Trawsfynydd Therapeutics, Inc. (“Trawsfynydd”) to the Company to discuss a possible strategic transaction or partnership, and Trawsfynydd provided an initial presentation to the Company.
On November 22, 2023, Trawsfynydd and the Company met again in-person for a five-hour meeting and presentation.
On November 29, 2023, Trawsfynydd and the Company met in-person for another five-hour meeting and presentation regarding a possible strategic transaction or partnership.
In December 2023, Tungsten facilitated engagement with three top candidates.
On December 5, 2023, Trawsfynydd and the Company met for five hours in-person to conduct diligence on each of the two companies, including reviewing their respective clinical programs and budgets.
On December 7, 2023, Trawsfynydd provided a draft term sheet to Tungsten for the Company to review and consider, and the parties negotiated the terms set forth therein over the next couple weeks.
On December 12, 2023, the Company provided a corporate presentation to representatives from Trawsfynydd as well as OrbiMed regarding the Company and a possible strategic transaction with Trawsfynydd, followed by dinner attended by representatives from both companies.
On December 16, 2023, the Company provided a markup of the term sheet to Trawsfynydd.
On December 18, 2023, Trawsfynydd provided a further markup of the term sheet to the Company.
On December 26, 2023, the Company and Trawsfynydd executed the non-binding term sheet for the proposed transaction.
On January 4, 2024, the Company and Trawsfynydd met to discuss the potential budget for the combined companies post-merger.

On January 5, 2024, the Company and Trawsfynydd met to further discuss the potential budget for the combined companies post-merger.
On January 10, 2024, the Company and Trawsfynydd met for dinner at the annual J.P. Morgan Healthcare Conference held in San Francisco, California and discussed the potential merger transaction.
On January 12, 2024, the Company had a follow-up call with OrbiMed and Torrey Pines, two of the largest shareholders of Trawsfynydd.
On January 20, 2024, the Company met with OrbiMed and a potential CEO candidate for the combined company for dinner and discussion in Philadelphia, PA.
On January 24, 2024, Orrick Herrington & Sutcliffe, LLP (“Orrick”), outside legal counsel for the Company, sent an initial draft of the Merger Agreement to Snell & Wilmer (“S&W”), outside legal counsel for Trawsfynydd.
During the period between January 24, 2024 and April 1, 2024, the Company’s management and Orrick held a number of discussions with Trawsfynydd and S&W and discussed with our Board of Directors and the Deal Committee the Merger Agreement and related ancillary agreements.
On February 9, 2024, the Company met with representatives of OrbiMed and Torrey Pines for an update on due diligence.
On March 7, 2024, representatives of the Deal Committee, Orrick, S&W, OrbiMed, Torrey Pines, and Tungsten had a call regarding the Merger Agreement and deal timing.
On March 15, 2024, the Company and Trawsfynydd, as well as their respective legal advisors, met in-person for a working session and dinner in Philadelphia, Pennsylvania to discuss the potential merger.
THE BOARD OF DIRECTORS’ REASONS FOR APPROVAL OF THE TRANSACTIONS
In approving the Transactions, the Board of Directors considered the advantages and disadvantages of the Transactions versus other alternatives, including continuing to focus our resources on our legacy research and development pipeline, other potential business development opportunities reviewed by the Board of Directors and the opportunities and risks presented with the Transactions. In particular, the Board of Directors took into account the following reasons, facts and circumstances in approving the Transactions:
•
The Board of Directors believed, after a thorough review of strategic alternatives and discussions with our senior management, our financial advisors and legal counsel, that the Merger is more favorable to our stockholders than the potential value that might have resulted from other strategic options available to us.

•
The Board of Directors believed that the structure of the Merger, the issuance of Common Stock and Series C Preferred Stock at a simultaneous sign and close of the Merger (“Merger Structure”) instead of a structure where our stockholders could vote to approve or disapprove of the Merger and the issuance of securities prior to the consummation of the Merger (“Traditional Structure”), had benefits to our stockholders. First, a Traditional Structure typically takes approximately four months to consummate and we would have continued to burn cash to fund operations through that time, resulting in less net cash the upon closing of the Merger and a less favorable implied value for our stockholders. Second, the ability to consummate the Merger Structure provided more cash at closing of the Merger, which made us a more attractive merger candidate (and thus able to attract better terms for the Merger).

•
The Board of Directors believes that, as a result of arm’s length negotiations with Trawsfynydd, we and our management team negotiated a favorable equity split for our stockholders based upon the relative values that the Company and Trawsfynydd assigned to the constituent companies in the Merger and additionally the Contingent Value Right (CVR) provided an additional contingent benefit to our investors.

•
Following the Financing, we would have significantly greater financial resources and additional funding opportunities to fund the near-term development of the combined company’s anti-viral and oncology product candidates.

•
After giving consideration to these and other factors, the Board of Directors approved the Transactions, which the Board of Directors believes better positions us for long-term success.

OPINION OF ONCONOVA THERAPEUTICS, INC.’S FINANCIAL ADVISOR
Onconova Therapeutics, Inc. (“Onconova”) retained H.C. Wainwright & Co. (“Wainwright”) during March 2024 to render an opinion to the Onconova board of directors as to the fairness, from a financial point of view, to Onconova of the Exchange Ratio pursuant to the Merger Agreement.
On March 28, 2024, Wainwright rendered its oral opinion to the board of directors of Onconova (which was subsequently confirmed in writing by delivery of Wainwright’s written opinion dated the same date) to the effect that, based upon and subject to the assumptions, factors, qualifications and limitations set forth in the written opinion described herein, as of March 28, 2024, the Exchange Ratio was fair, from a financial point of view, to Onconova.
Wainwright’s opinion was prepared for the information of the board of directors of Onconova and only addressed the fairness, from a financial point of view, to Onconova of the Exchange Ratio. Wainwright was not requested to opine as to, and Wainwright’s opinion did not address, the relative merits of the Merger or any alternatives to the Merger, Onconova’s underlying decision to proceed with or effect the Merger, or any other aspect of the Merger. Wainwright’s opinion does not address the fairness of the Merger to the holders of any class of securities, creditors or other constituencies of Onconova. Wainwright did not express an opinion about the fairness of the amount or nature of any compensation payable or to be paid to any of the officers, directors or employees, of Onconova, whether or not relative to the Merger. At the instruction of the Onconova board of directors, Wainwright did not consider the value of the CVRs in its analysis.
The summary of Wainwright’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Wainwright in preparing its opinion. Wainwright’s opinion was prepared for the information of the board of directors of Onconova for its use in connection with its consideration of the Merger. Neither Wainwright’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and they do not constitute, a recommendation to any stockholder of Onconova as to how such stockholder should vote with respect to any matter relating to the Merger or any other matter.
In connection with rendering the opinion described above and performing its related financial analyses, Wainwright, among other things, reviewed:
•
the financial terms of the Merger described in a draft of the Merger Agreement dated March 27, 2024;

•
certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Trawsfynydd Therapeutics, Inc. (“Trawsfynydd”) and the combined company following the Merger that were furnished to Wainwright and prepared by Onconova’s management for purposes of Wainwright’s analysis;

•
relevant market sizing projections for the assets and liabilities that will be acquired by Onconova;

•
management of Onconova’s assessment of the strategic rationale for, and the potential benefits of the Merger;

•
the past and current business operations, financial condition and future prospects of Onconova;

•
the reported price and trading activity of Onconova’s common stock;

•
certain publicly available information, including but not limited to, Onconova’s recent filings with the SEC and the financial statements set forth therein;

•
the financial terms, to the extent publicly available, of certain acquisition and financing transactions that Wainwright deemed relevant; and

•
such other analyses and such other factors as Wainwright deemed relevant or appropriate for the purpose of rendering its opinion.

For purposes of its opinion, with the approval of the board of directors of Onconova and without independent verification, Wainwright assumed that:

•
the Financing is consummated in accordance with its terms and that Onconova receives aggregate proceeds of $15 million pursuant thereto at an effective price of $0.85 per share of Common Stock, resulting in the issuance of approximately 17.6 million shares of Common Stock (assuming approval of the Conversion Proposal and assuming no applicable Beneficial Ownership Limitation);

•
approximately 117.6 million shares of Common Stock will be issued in the Merger with an aggregate value of approximately $100 million;

•
the holders of the outstanding Common Stock immediately prior to the Merger will own 13.4% of the outstanding equity of Onconova on a fully diluted basis immediately following the Closing and after giving effect to the Financing, having an aggregate value of approximately $17.8 million;

•
the stockholders of Trawsfynydd immediately prior to the Merger will own 75.3% of the outstanding equity of Onconova on a fully diluted basis immediately following the Closing and after giving effect to the Financing; and

•
the investors in the Financing will own 11.3% of the outstanding equity of Onconova on a fully diluted basis immediately following the Closing and after giving effect to the Financing.

In connection with its opinion, Wainwright assumed and relied upon, without verifying independently, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Wainwright or discussed with or reviewed by or for Wainwright for the purposes of preparing its opinion, and further assumed that the financial information provided to Wainwright had been prepared by the management of Onconova on a reasonable basis in accordance with industry practice, and that the management of Onconova was not aware of any information or facts that would make any information provided to Wainwright incomplete or misleading.
With respect to the financial forecasts, estimates and other forward-looking information reviewed by Wainwright, Wainwright assumed that such information had been reasonably prepared by the management of Onconova based on assumptions reflecting its best currently available estimates and good faith judgments as to the expected future results of operations and financial condition of Onconova and the combined company, respectively. Wainwright was not engaged to assess the achievability of any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based, and Wainwright expressed no opinion as to such information or assumptions. In addition, Wainwright did not assume any responsibility for, and did not perform, any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of Onconova or Trawsfynydd, nor was Wainwright furnished or provided with any such appraisals or valuations. Without limiting the generality of the foregoing, Wainwright was not engaged to, and did not undertake, any independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Onconova, Trawsfynydd or any of their respective affiliates is a party or may be subject, and at the direction of the board of directors of Onconova and with its consent, Wainwright’s opinion made no assumption concerning, and did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.
Wainwright relied upon and assumed, without independent verification, that the representations and warranties of all parties set forth in the Merger Agreement and all related documents and instruments that are referred to therein are true and correct as qualified therein and in the disclosure schedules thereto, that each party to the Merger Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party, that the Merger will be consummated pursuant to the terms of the Merger Agreement, without amendments thereto, and that all conditions to the consummation of the Merger, including completion of the Financing will be satisfied without waiver by any party of any conditions or obligations thereunder. Wainwright further assumed that the Merger Agreement was in all material respects identical to the draft of the Merger Agreement provided to Wainwright. Finally, Wainwright also assumed that all the necessary regulatory approvals and consents required for the Merger and the Financing will be obtained in a manner that will not adversely affect Onconova.
In connection with its opinion, Wainwright assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it. Wainwright’s opinion does not address any legal, tax, accounting or regulatory matters. Wainwright’s fairness opinion was approved by its fairness opinion committee prior to delivering it to the board of directors of Onconova.
Wainwright’s opinion is necessarily based upon the information available to Wainwright and facts and circumstances as they existed and were subject to evaluation as of March 28, 2024, which is the date of Wainwright’s opinion. Although events occurring after the date of Wainwright’s opinion could materially affect the assumptions used in preparing the opinion, Wainwright does not have any obligation to update, revise or reaffirm its opinion and Wainwright expressly disclaims any responsibility to do so. Wainwright did not express any opinion as to the value of the shares of Onconova’s common stock to be issued in the Merger or the prices at which shares of Onconova’s common stock may trade following announcement of the Merger or at any future time nor did Wainwright express any opinion regarding the fairness, from a financial point of view, to Onconova of the Financing.
The terms of the Merger, the consideration to be paid in the Merger, and the related transactions were determined through arm’s length negotiations between Onconova and Trawsfynydd and were approved unanimously by Onconova’s board of directors. Wainwright did not determine the consideration to be paid by Onconova in connection with the Merger. Wainwright’s opinion and its presentation to Onconova’s board of directors was one of many factors taken into consideration by the board of directors of Onconova in deciding to approve, adopt and authorize the Merger Agreement. Consequently, the analyses as described herein should not be viewed as determinative of the opinion of Onconova’s board of directors with respect to the consideration to be paid by Onconova in the Merger or of whether Onconova’s board of directors would have been willing to agree to different consideration.
The following is a summary of the material financial analyses performed by Wainwright in connection with the preparation of its fairness opinion, which opinion was rendered orally to the board of directors of Onconova (and subsequently confirmed in writing by delivery of Wainwright’s written opinion dated the same date) on March 28, 2024. The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description and this summary does not purport to be a complete description of the analyses performed by Wainwright or the delivery of Wainwright’s opinion to the board of directors of Onconova. This summary includes information presented in tabular format. In order to fully understand the financial analyses presented by Wainwright, the tables must be read together with the text of each analysis summary and considered as a whole. The tables alone do not constitute a complete summary of the financial analyses. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Wainwright’s opinion.
In furnishing its opinion, Wainwright did not attempt to combine the analyses described herein into one composite valuation range, nor did Wainwright assign any quantitative weight to any of the analyses or the other factors considered. Furthermore, in arriving at its opinion, Wainwright did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor in light of one another, although Wainwright did state its belief that its discounted cash flow analysis should be given greater weight in evaluation the Merger because (i) several of the public comparable companies have experienced recent setbacks and (ii) there is a wide range of consideration paid to clinical stage life science companies that are focused on infectious disease drug development. Wainwright has stated that it believes that its analyses must be considered as a whole and that considering any portion of its analyses, without considering all of the analyses, could create a misleading or incomplete view of the process underlying its opinion or the conclusions to be drawn therefrom.
In conducting the analysis as to the fairness, from a financial point of view, to Onconova of the Exchange Ratio pursuant to the Merger Agreement, Wainwright evaluated the stand-alone valuation of Onconova. Wainwright then evaluated the potential valuation of the combined company and compared it to the pro forma ownership of the combined company by the stockholders of Onconova immediately after giving effect to the Merger pursuant to the terms of the Merger Agreement.
The results of the application by Wainwright of each of the valuation methodologies utilized in connection with its fairness opinion are summarized below.

Onconova Comparable Public Company Analysis
Wainwright evaluated the implied enterprise valuation of Onconova using a comparable company analysis. The comparable company analysis uses data based on current enterprise values of public companies that Wainwright viewed as comparable to Onconova to develop a measure of current value for Onconova. Wainwright reviewed the total enterprise values of selected publicly traded, clinical-stage life science development companies focused on oncology indications that Wainwright viewed as operating in an area of focus similar to Onconova. The selected comparable public companies shown in the table below had an enterprise valuation range of between $(23) million (25th percentile) and $15 million (75th percentile). Wainwright did not exclude any companies meeting the criteria described above.
$ in millions
					Valuation
Company	Lead Asset Phase	Description	% of 52- Wk High	1 Yr % ▲	Market Cap	EV
Viracta Therapeutics, Inc.	Phase II	Viracta Therapeutics, Inc. a clinical-stage, biomarker-directed precision oncology company focused on new medicines for the treatment of virus-associated malignancies. It develops antiviral agent valganciclovir as an oral combination therapy which is in a Phase 2 clinical trial for EBV-positive lymphomas. The company was founded on February 10, 1998 and is headquartered in Cardiff, CA.	45.4%	(31.6)%	$42	$20
Aptose Biosciences Inc.	Phase II	Aptose Biosciences, Inc. is a clinical-stage oncology company, which engages in the discovery, research, and development of anti-cancer therapies. Its product pipeline includes APTO-253, a small molecule that induces expression of the Kruppel-Like Factor 4 genes; and CG-806 a non-covalent small molecule therapeutic agent. The company was founded on September 5, 1986 and is headquartered in Toronto, Canada.	14.8%	(84.2)%	$24	$15
Indaptus Therapeutics, Inc.	Phase I	Indaptus Therapeutics, Inc. is a pre-clinical biotechnology company. It engages in the development of a novel and patented systemically- administered anti-cancer and anti-viral immunotherapy. The firm created patented treatment methods and associated patented compositions for attenuation and killing of non-pathogenic, Gram- negative bacteria. The company was founded by Michael James Newman on February 24, 2021 and is headquartered in New York, NY.	61.0%	41.5%	$21	$8
Aprea Therapeutics, Inc.	Phase I	Aprea Therapeutics, Inc. is a clinical-stage biopharmaceutical company, which engages in the provision of cancer therapeutics. It is involved in the development and commercialization of novel cancer therapeutics that reactivate mutant p53 tumor suppressor protein. The company was founded by Vladimir Bykov, Klas Gota Wiman, Staffan Stromblad, Natalia Issaeva, Galina Selivanova, and Wen Jie Bao in 2002 and is headquartered in Doylestown, PA.	68.6%	31.7%	$23	$(3)
Oncternal Therapeutics, Inc.	Phase II	Oncternal Therapeutics, Inc. engages in the development of novel oncology therapies for the treatment of cancers with critical unmet medical need. Its product pipeline include Zilovertamab, ONCT-216, ONCT-808 and ONCT-534. The company was founded by David F. Hale and James B. Breitmeyer in September 1997 and is headquartered in San Diego, CA.	46.6%	(46.9)%	$24	$(10)

					Valuation
Company	Lead Asset Phase	Description	% of 52- Wk High	1 Yr % ▲	Market Cap	EV
Lisata Therapeutics, Inc.	Phase II
Lisata Therapeutics, Inc. is engaged in the discovery, development, and commercialization of innovative therapies for the treatment of advanced solid tumors and other major diseases. Its product, LSTA1, is designed to activate a novel uptake pathway that allows co-
administered or tethered anti-cancer drugs to target and penetrate tumors. It also actuates this active transport system in a tumor-specific manner, resulting in systemically co-administered anti-cancer drugs more efficiently penetrating and accumulating in the tumor, while normal tissues are unlikely to be affected. The company was founded in 1980 and is headquartered in Basking Ridge, NJ.
			71.9%	6.9%	$27	$(23)
MEI Pharma, Inc.	Phase I	MEI Pharma, Inc. is a pharmaceutical company, which engages in the development of pharmaceutical compounds. Its programs include Voruciclib and ME-344. The company was founded on December 1, 2000, and is headquartered in San Diego, CA.	49.2%	(13.7)%	$26	$(32)
25th Percentile			45.4%	(46.9)%	$23	$(23)
Mean			51.1%	(13.8)%	$27	$(4)
Median			49.2%	(13.7)%	$24	$(3)
75th Percentile			68.6%	31.7%	$27	$15

Source:   FactSet as of 3/27/2024
Based on the analysis described above, Wainwright estimated that the enterprise value of Onconova ranged between $(23.0) million and $15.0 million, compared to Onconova’s existing enterprise value of $(5.0) million and the implied $17.8 million enterprise value pursuant to the terms of the Merger Agreement.
Combined Company Implied Valuation
Combined Company Implied Valuation
Wainwright determined a range of implied valuations for the combined company using the following valuation metrics, each of which is described further below.
Discounted Cash Flow Analysis
The discounted cash flow analysis is a “forward looking” methodology and is based on projected future cash flows to be generated by the combined company which are then discounted back to the present. This methodology has three primary components: (1) the present value of projected unlevered cash flows for a determined period; (2) the present value of the terminal value of cash flows (representing firm value beyond the time horizon on the projections) or a perpetuity growth calculation based on terminal free cash flow; and (3) the weighted average cost of capital (“WACC”) used to discount such future cash flows and terminal value or perpetuity value back to the present. The future cash flows plus the terminal value or perpetual value of such cash flows are discounted by the combined company’s risk-adjusted cost of capital, the WACC, to derive a present value.
Onconova’s management provided to Wainwright a probability weighted projection of the combined company’s expected future cash flows as shown in the following table.

$ in millions
NPV of Cash Flows
Year End	Stub 2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E	2039E	2040E	2041E	2042E	2043E	2044E	2045E	2046E	2047E
Total Revenue	—	—	—	—	—	—	$12.4	$29.1	$56.2	$108.6	$210.2	$391.3	$477.8	$512.1	$508.8	$497.5	$487.9	$479.8	$332.9	$317.1	$302.1	$287.9	$274.3	$261.5
Mpro Revenue	—	—	—	—	—	—	$11.3	$26.1	$49.6	$94.3	$179.4	$341.5	$406.2	$425.3	$404.9	$385.4	$367.0	$349.5	$332.9	$317.1	$302.1	$287.9	$274.3	$261.5
Endonuclease Revenue	—	—	—	—	—	—	$1.1	$3.1	$6.6	$14.3	$30.8	$49.8	$71.6	$86.8	$104.0	$112.1	$120.9	$130.3	—	—	—	—	—	—
COGS	—	—	—	—	—	—	$(1.5)	$(3.6)	$(7.0)	$(13.6)	$(26.3)	$(48.9)	$(59.7)	$(64.0)	$(63.6)	$(62.2)	$(61.0)	$(60.0)	$(41.6)	$(39.6)	$(37.8)	$(36.0)	$(34.3)	$(32.7)
Total Gross Profit	—	—	—	—	—	—	$10.8	$25.5	$49.2	$95.0	$184.0	$342.4	$418.1	$448.1	$445.2	$435.3	$426.9	$419.8	$291.3	$277.5	$264.3	$251.9	$240.0	$228.8
Research and Development	$(5.9)	$(4.7)	$(29.4)	$(19.8)	$(19.8)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Sales and Marketing	—	—	—	—	—	—	$(1.9)	$(4.4)	$(8.4)	$(16.3)	$(31.5)	$(58.7)	$(71.7)	$(76.8)	$(76.3)	$(74.6)	$(73.2)	$(72.0)	$(49.9)	$(47.6)	$(45.3)	$(43.2)	$(41.1)	$(39.2)
G&A	$(7.5)	$(10.0)	$(10.0)	$(10.0)	$(10.0)	$(10.0)	$(10.0)	$(10.0)	$(10.0)	$(10.0)	$(10.0)	$(10.0)	$(10.0)	$(10.0)	$(10.0)	$(10.0)	$(10.0)	$(10.0)	$(10.0)	$(10.0)	$(10.0)	$(10.0)	$(10.0)	$(10.0)
Other OpEx	—	—	—	—	—	—	$(1.2)	$(2.9)	$(5.6)	$(10.9)	$(21.0)	$(39.1)	$(47.8)	$(51.2)	$(50.9)	$(49.8)	$(48.8)	$(48.0)	$(33.3)	$(31.7)	$(30.2)	$(28.8)	$(27.4)	$(26.1)
Total Operating Expenses	$(13.4)	$(14.7)	$(39.4)	$(29.8)	$(29.8)	$(10.0)	$(13.1)	$(17.3)	$(24.0)	$(37.1)	$(62.6)	$(107.8)	$(129.4)	$(138.0)	$(137.2)	$(134.4)	$(132.0)	$(130.0)	$(93.2)	$(89.3)	$(85.5)	$(82.0)	$(78.6)	$(75.4)
EBIT	$(13.4)	$(14.7)	$(39.4)	$(29.8)	$(29.8)	$(10.0)	$(2.3)	$8.2	$25.1	$57.9	$121.4	$234.5	$288.6	$310.1	$308.0	$301.0	$294.9	$289.9	$198.1	$188.2	$178.8	$169.9	$161.5	$153.4
Taxes	—	—	—	—	—	—	—	$(1.7)	$(5.3)	$(12.2)	$(25.5)	$(49.3)	$(60.6)	$(65.1)	$(64.7)	$(63.2)	$(61.9)	$(60.9)	$(41.6)	$(39.5)	$(37.6)	$(35.7)	$(33.9)	$(32.2)
NOPAT	$(13.4)	$(14.7)	$(39.4)	$(29.8)	$(29.8)	$(10.0)	$(2.3)	$6.5	$19.8	$45.7	$95.9	$185.3	$228.0	$244.9	$243.3	$237.8	$233.0	$229.0	$156.5	$148.7	$141.3	$134.2	$127.6	$121.2
Change in Working Capital	$(0.4)	$(0.5)	$(0.5)	$(0.5)	$(0.5)	$(0.5)	$(0.5)	$(0.5)	$(0.5)	$(0.5)	$(0.5)	$(0.5)	$(0.5)	$(0.5)	$(0.5)	$(0.5)	$(0.5)	$(0.5)	$(0.5)	$(0.5)	$(0.5)	$(0.5)	$(0.5)	$(0.5)
Depreciation/ CAPEX	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Free Cash Flow	$(13.8)	$(15.2)	$(39.9)	$(30.3)	$(30.3)	$(10.5)	$(2.8)	$6.0	$19.3	$45.2	$95.4	$184.8	$227.5	$244.4	$242.8	$237.3	$232.5	$228.5	$156.0	$148.2	$140.8	$133.7	$127.1	$120.7
Risk Adjustments
Infectious Disease Probability of Success	58%	58%	44%	44%	44%	44%	25%	25%	25%	25%	25%	25%	25%	25%	25%	25%	25%	25%	25%	25%	25%	25%	25%	25%

Source:   Company Management
Note:   Numbers throughout DCF were adjusted based on the Probability of Success of applicable phase associated with an Infectious Disease company according to “Estimation of clinical trial success rates and related parameters (Wong & Siah 2018)”; projected phase of development provided by Company.

NPV Calculations – Perpetual Growth
Discount Rate	14.8%
NPV of FCF	$211
Perpetual Growth Rate	—
Terminal Value	$0
PV of Terminal Value	$0
Total NPV	$211
Wainwright assumed a Weighted Average Cost of Capital (WACC or discount rate) range of 13.8% to 15.8%. Based on the analysis described above, Wainwright estimated that the enterprise value of combined company ranged between $177.0 million and $250.0 million The tables provided below show these calculations and the WACC calculated by Wainwright.
		Discount Rate Sensitivity
		13.8%	14.3%	14.8%	15.3%	15.8%
Perpetual Growth Rate	2.0%	$250	$229	$211	$193	$177
	1.0%	$250	$229	$211	$193	$177
	—	$250	$229	$211	$193	$177
	(1.0)%	$250	$229	$211	$193	$177
	(2.0)%	$250	$229	$211	$193	$177
Combined Company WACC Analysis
Weighted Average Cost of Equity (Equity/(Total Value))*Cost of Equity 14.8%	+	Weighted Average Cost of Debt (Debt/(Total Value))*(1-Tax Rate)*Cost of Debt 0.0%	=	WACC WACE + WACD 14.8%
Cost of Equity – Capital Asset Pricing Model (CAPM)
Equity Value(1)	$18.2
Risk Free Rate(2)	4.2%
Beta(3)	0.872
Market Risk Premium(4)	6.6%
Small-Cap Size Premium(5)	4.8%
Return on Equity	14.8%
Weighted Cost of Equity	14.8%
Return on Equity = Risk Free Rate + Beta(Market Risk Premium) + Small-Cap Size Premium
Cost of Debt(6)
Debt Outstanding	$0.0
Interest Rate	0.0%
Tax Rate	21.0%
Weighted Cost of Debt	0.0%

Source:   Company, Bloomberg & FactSet; market data as of 3/22/2024

(1)
Based on fully diluted shares outstanding and share price from FactSet as of 3/22/2024

(2)
Based on yield of 5-year treasury bond as published by FactSet on 3/22/2024

(3)
Three-year historical adjusted beta for ONTX per FactSet as of 3/22/2024

(4)
Based on Ibbotson Associated SBBI Valuation Yearbook

(5)
Kroll ‘s International Guide to Cost of Capital 2022 Summary Edition

(6)
All numbers taken from Company 10-Q filed 11/14/2023 representing Q3-23

Based on these inputs, Wainwright calculated an enterprise value range between $193.0 million and $229.0 million using the perpetuity growth methodology, compared to the $132.9 million enterprise value attributable to the combined company.
Comparable Public Company Analysis
Wainwright also evaluated the implied enterprise valuation of the combined company using a comparable company analysis. The comparable company analysis uses data based on current enterprise values of public companies that Wainwright viewed as comparable to the combined company to develop a measure of current value for the combined company. Wainwright reviewed the total enterprise values of selected publicly traded, clinical-stage life science development companies focused on oncology and infectious disease indications that Wainwright viewed as operating in an area of focus similar to the combined company. The selected comparable public companies shown in the table below had an enterprise valuation range of between $28.0 million (25th percentile) and $191.0 million (75th percentile). Wainwright did not exclude any companies meeting the criteria described above.
$ in millions
						Valuation
Company	Lead Asset Phase	Therapeutic Area Focus	Description	% of 52- Wk High	1 Yr % ▲	Market Cap	EV
Gritstone bio, Inc.	Phase II	Oncology; Infectious Diseases	Gritstone bio, Inc. clinical-stage biotechnology company, which engages in developing the next generation of cancer immunotherapies to fight multiple cancer types. The company was founded by Andrew Allen, Timothy Chan, Mark Cobbold, Graham Lord, Naiyer Rizvi and Jean- Charles Soria in August 2015 and is headquartered in Emeryville, CA.	84.1%	12.9%	$275	$200
Vaxart, Inc.	Phase II	Infectious Diseases	Vaxart, Inc. operates as a clinical-stage biotechnology company, which engages in the development of oral recombinant vaccines based on its Vector-Adjuvant- Antigen Standardized Technology oral vaccine platform. Its investigational vaccines are administered using a room temperature-stable tablet, rather than by injection. It is developing prophylactic vaccine candidates that target a range of infectious diseases, including SARS-CoV-2, norovirus, seasonal influenza and respiratory syncytial virus (RSV). The company was founded in 2004 and is headquartered in South San Francisco, CA.	81.1%	72.0%	$224	$191
Nuvectis Pharma, Inc.	Phase I	Oncology	Nuvectis Pharma, Inc. is a preclinical stage biopharmaceutical company. It focuses on the development of novel targeted small molecule therapeutics for the treatment of cancer in genetically defined patient populations. Its product pipeline includes NXP800 and NXP900. The company was founded by Ron Bentsur, Enrique Poradosu and Shay Shemesh on July 27, 2020 and is headquartered in Fort Lee, NJ.	44.7%	(30.5)%	$148	$129

						Valuation
Company	Lead Asset Phase	Therapeutic Area Focus	Description	% of 52- Wk High	1 Yr % ▲	Market Cap	EV
Anixa Biosciences, Inc.	Phase I	Oncology; Infectious Diseases	Anixa Biosciences, Inc. is a biotechnology company, which engages in the development of therapies and vaccines focused on oncology and infectious disease. It operates through the following segments: CAR-T Therapeutics, Cancer Vaccines, Anti-Viral Therapeutics, and Other. The CAR-T Therapeutics segment involves the development of immuno-therapy drugs against cancer. The Cancer Vaccines segment includes the early stages development of immunization for breast and ovarian cancer. The company was founded on November 5, 1982 and is headquartered San Jose, CA.	50.1%	(28.9)%	$103	$79
Foghorn Therapeutics, Inc.	Phase I	Oncology	Foghorn Therapeutics, Inc. operates as a development stage biopharmaceutical company. It is discovering and developing a novel class of precision medicine therapeutics targeting the chromatin regulatory system in oncology. Through its scalable Gene Traffic Control product platform, the firm is systematically interrogating and drugging the chromatin regulatory system. The company was founded by Cigall Kadoch, Gerald W. Crabtree and Douglas G. Cole in October 2015 and is headquartered in Cambridge, MA.	63.0%	10.0%	$267	$42
Assembly Biosciences, Inc.	Phase I	Infectious Diseases	Assembly Biosciences, Inc. is a biotechnology company, which engages in the development of products for infectious diseases, such as chronic hepatitis B virus and illnesses associated with a dysbiotic microbiome. It focuses on two innovative platform programs: oral therapeutics for the treatment of hepatitis B virus, and the oral synthetic live biotherapeutics candidate. The company was founded by Uri Lopatin and Derek A. Small on October 7, 2005 and is headquartered in South San Francisco, CA.	66.8%	21.2%	$73	$28
Hookipa Pharma, Inc.	Phase II	Oncology; Infectious Diseases	HOOKIPA Pharma, Inc. is a clinical stage biopharmaceutical company, which engages in developing pharmaceutical products to prevent and cure infectious diseases and cancer. The firm also focuses on immunotherapeutics based on its proprietary arenavirus platform that is designed to reprogram the body’s immune system. The company was founded by Rolf M. Zinkernagel, Andreas Bergthaler, Lukas Flatz, and Daniel D. Pinschewer in 2011 and is headquartered in New York, NY.	35.1%	(0.1)%	$59	$(10)
25th Percentile				44.7%	(28.9)%	$73	$28
Mean				60.7%	8.1%	$164	$94
Median				63.0%	10.0%	$148	$79
75th Percentile				81.1%	21.2%	$267	$191

Source:   FactSet as of 3/27/24
Based on the analysis described above, Wainwright estimated that the enterprise value of combined company ranged between $28.0 million and $191.0 million, compared to the $132.9 million enterprise value attributable to the combined company.
Precedent M&A Transactions
The precedent M&A analysis uses data based on the values acquirers have previously placed on comparable companies in a merger or acquisition to develop a measure of current value for the combined company. Wainwright examined precedent transactions from April 13, 2020 through December 12, 2023, involving publicly traded, clinical-stage life science development companies focused on oncology and infectious disease indications that Wainwright viewed as operating in an area of focus similar to the combined company. Wainwright used only the upfront consideration paid in these transactions and did not consider any contingent value rights or other contingent consideration. The transactions shown in the table below had upfront consideration values ranging between $30.0 million (25th percentile) and $432.0 million (75th percentile). Wainwright did not exclude any companies meeting the criteria described above.
$ in millions
Announcement Date	Target	Description	Acquirer	Upfront Consideration	Total Consideration
12/12/2023	Icosavax	Icosavax is a biopharmaceutical company leveraging its innovative virus-like particle (VLP) platform technology to develop vaccines against infectious diseases, with an initial focus on life-threatening respiratory diseases. Icosavax’s pipeline includes vaccine candidates targeting respiratory syncytial virus (RSV), human metapneumovirus (hMPV), and severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2).	AstraZeneca plc	$800	$1,100
06/06/2023	Paratek Pharamceuticals, Inc.	Paratek Pharmaceuticals, Inc. operates as a pharmaceutical company that focuses on the discovery, development, and commercialization of medicines. The firm’s lead product candidate, omadacycline, is a new tetracycline-derived, broad-spectrum antibiotic being developed for use as a first-line monotherapy for serious community-acquired bacterial infections where antibiotic resistance is of concern for treating physicians.	Gurnet Point Capital, Novo Holdings A/S	$391	$462
04/07/2022	ReViral Ltd.	ReViral is a clinical-stage biopharmaceutical company that develops novel antiviral therapeutics. The company’s lead product candidate, sisunatovir, is an orally administered fusion inhibitor currently being evaluated in a global phase 2 pediatric clinical study (REVIRAL1). The company also has an RSV N-protein replication inhibitor program currently in phase 1 clinical development.	Pfizer, Inc.	—	$525
12/27/2021	Pardes Biosciences, Inc.	Pardes Biosciences is a clinical-stage biopharmaceutical company created by and for this moment to help solve pandemic-sized problems, starting with COVID-19. We are applying modern reversible-covalent chemistry as a starting point to discover and develop novel oral drug candidates while reimagining the patient journey to access these medicines. The company’s lead product candidate, PBI-0451, is being developed as a direct-acting, oral antiviral drug to treat and prevent SARS-CoV-2 infections, the virus responsible for COVID-19.	FS Development Corp. II (Foresite Capital)	$599	$599

Announcement Date	Target	Description	Acquirer	Upfront Consideration	Total Consideration
08/20/2020	SmartPharm Therapeutics, Inc.	SmartPharm Therapeutics is a second-generation gene-encoded therapeutics company that has benefited from the first decades of learning in gene therapy development to produce an evolved therapeutic platform. SmartPharm is focused on “gene-encoded therapeutics”. It is a subset of gene therapy that seeks to insert nucleic acids (mRNA or DNA) into cells to make normal versions of a missing or abnormal program or to produce an entirely new type of protein that has therapeutic benefit.	Sorrento Therapeutics, Inc.	$19	$19
05/04/2020	Noachis Terra, Inc.	Noachis Terra, Inc. engages in the development of pharmaceutical products. Noachis Terra Inc., holds a worldwide, nonexclusive license to the TerraCoV2 vaccine candidate from the National Institute of Allergy and Infectious Diseases (NIAID), an institute within the National Institute of Health.	Oragenics, Inc.	$7	$7
04/13/2020	Tamir Biotechnology, Inc.	Tamir Biotechnology, Inc., a biopharmaceutical company, primarily engages in the discovery and development of a class of therapeutic drugs for the treatment of cancer and other pathological conditions. Its proprietary drug discovery and development program consists of therapeutics developed from amphibian ribonucleases. The company’s lead drug product candidate, ONCONASE is evaluated in human clinical trials for the treatment of various forms of cancer.	Orgenesis, Inc.	$21	$21
25th Percentile				$7	$19
Mean				$262	$390
Median				$21	$462
75th Percentile				$599	$599

Source:   SEC Edgar, Press Releases, Pitchbook and FactSet as of 3/27/2024
(1)
Assumes net debt of $212.7 million based on Paratek’s 10-Q filed on 3/31/2023 (last financial report filed before the transaction announcement)

Based on the analysis described above, Wainwright estimated that the enterprise value of combined company ranged between $7.0 million and $599.0 million, compared to the $132.9 million enterprise value attributable to the combined company.
General
Wainwright is a nationally recognized investment banking firm that provides financial advisory services and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Onconova retained Wainwright to render an opinion to the Onconova board of directors as to the fairness, from a financial point of view, to Onconova of the Exchange Ratio pursuant to the Merger Agreement based upon the foregoing qualifications, experience and expertise.
Onconova paid Wainwright a cash fee of  $275,000 for rendering its fairness opinion delivered in connection with the Merger. The opinion fee was not contingent in whole or in part on the success of the Merger, or on the results of Wainwright’s evaluation and analysis or upon the conclusions reached in Wainwright’s opinion. In addition, Onconova agreed to reimburse Wainwright for its reasonable, documented, out-of-pocket expenses, including reasonable documented fees and disbursements of its counsel. Onconova has also agreed to indemnify Wainwright against certain liabilities and other items that may arise out of the Onconova’s engagement of Wainwright. Onconova’s board of directors did not limit Wainwright in any way in the investigations it made or the procedures it followed in rendering its opinion.
In the ordinary course of business, Wainwright and its affiliates may acquire, hold or sell, for its and its affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Onconova and the Company, and, accordingly, may at any time hold a long or a short position in such securities. Wainwright has not had a material relationship with, nor otherwise received fees from, Onconova or Trawsfynydd during the two years preceding the date of Wainwright’s opinion. In the future, Wainwright may provide financial advisory and investment banking services to Traws Pharma or its respective affiliates for which Wainwright would expect to receive compensation.
Consistent with applicable legal and regulatory requirements, Wainwright has adopted policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, Wainwright’s research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to Onconova, the Company and/or the Merger that differ from the views of its investment banking personnel.
CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE MERGER AND THE ISSUANCE OF THE CVRS
The following discussion summarizes certain material U.S. federal income tax considerations of the Merger and the issuance of the CVRs that would be expected to apply generally to U.S. Holders (as defined below) of our Common Stock. This summary is based upon current provisions of the Code, existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to us or our stockholders as described in this summary. No ruling from the IRS has been or will be requested in connection with the Merger or the issuance of the CVRs and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.
No attempt has been made to comment on all U.S. federal income tax consequences of the Merger or the issuance of the CVRs that may be relevant to particular U.S. Holders, including holders: (i) who are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) who acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (iii) who hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction”, “synthetic security”, integrated investment or any risk reduction strategy; (iv) who are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (v) who do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (vi) who hold their shares through individual retirement or other tax-deferred accounts; or (vii) who have a functional currency for U.S. federal income tax purposes other than the U.S. dollar.
In addition, the following discussion does not address state, local or foreign tax consequences of the Merger or the issuance of the CVRs, the Medicare tax on net investment income, U.S. federal estate and gift tax, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. The discussion generally assumes that for U.S. federal income tax purposes, neither the Merger nor the issuance of the CVRs will be integrated or otherwise treated as part of a unified transaction with any other transaction.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our Common Stock that is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (other than a grantor trust) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
HOLDERS OF OUR COMMON STOCK ARE ADVISED AND EXPECTED TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND THE ISSUANCE OF THE CVRS IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE MERGER AND THE ISSUANCE OF THE CVRS UNDER STATE, LOCAL AND FOREIGN TAX LAWS.
Merger
We and Trawsfynydd intend for the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. Each of us and Trawsfynydd agreed to not permit or cause any of our or Trawsfynydd’s affiliates to, take any action, or fail to take or cause to be taken any action, which would reasonably be expected to prevent or impede the Merger from qualifying as a reorganization under Section 368(a) of the Code. Because of the form of the Merger, U.S. Holders, as of immediately prior to the Merger, did not sell, exchange or dispose of any shares of Common Stock as a result of the Merger. Thus, there will be no material U.S. federal income tax consequences to our stockholders, as of immediately prior to the Merger , as a result of the Merger.
CVRs
There is substantial uncertainty as to the U.S. federal income tax treatment of the CVRs issued pursuant to the CVR Agreement. Specifically, there is no authority directly addressing whether the issuance of contingent value rights with characteristics similar to the CVRs should be treated as a distribution of property with respect to the corporation’s stock, an “open transaction,” or otherwise for U.S. federal income tax purposes. As a result, it is not possible to express a definitive conclusion as to the tax treatment of the receipt of the CVRs or future payments on the CVRs. U.S. Holders should consult their tax advisors with respect to the proper characterization of the receipt of the CVRs and any future payments thereunder.
We intend to report the issuance of the CVRs as a distribution of property with respect to our stock. If such treatment of the CVRs is respected by the IRS, each U.S. Holder would be treated as receiving a distribution in an amount equal to the fair market value of the CVRs issued to such U.S. Holder on the date of the issuance. This distribution generally should be treated first as a taxable dividend to the extent of the U.S. Holder’s pro rata share of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), then as a non-taxable return of capital to the extent of the U.S. Holder’s basis in its Common Stock, and finally as capital gain from the sale or exchange of Common Stock with respect to any remaining value. We have no accumulated earnings and profits and expect to have no current earnings and profits for the relevant taxable year. Thus, we expect the distribution of the CVRs to be treated as a non-dividend distribution for U.S. federal income tax purposes. U.S. Holders will receive a Form 1099-DIV notifying them of the portion of the CVR value that is treated as a non-dividend distribution (or a dividend to the extent of our earnings and profits) for U.S. federal income tax purposes. Although we will estimate the value of the CVRs for purposes of reporting on Form 1099-DIV to U.S. Holders, the value of the CVRs is uncertain and the IRS or a court could determine that the value of the CVRs at the time of issuance was higher. In such case, U.S. Holders could be treated as having additional income or gain upon receipt of the CVRs as described above. A U.S. Holder’s initial tax basis in such holder’s CVRs would equal the fair market value of such CVRs on the date of their issuance.
The treatment of future payments received by a U.S. Holder on a CVR is uncertain. It is possible that payments received with respect to a CVR up to the amount of the U.S. Holder’s adjusted tax basis in the CVR may be treated as a non-taxable return of a U.S. Holder’s adjusted tax basis in the CVR, with any amount received in excess of such basis treated as ordinary income. U.S. Holders should consult their tax advisors with respect to the proper characterization of any future payments under the CVR Agreement.

If the value of the CVRs on the closing date cannot be “reasonably ascertained”, the receipt of CVRs could be treated as an “open transaction” for U.S. federal income tax purposes. In such a case, each U.S. Holder would not immediately take the CVRs into account in determining whether such holder must recognize gain, if any, on the receipt of the CVRs and such holder would take no tax basis in the CVRs. Rather, the U.S. Holder’s U.S. federal income tax consequences would be determined based on whether the CVRs were treated as a distribution of property or as debt or equity at the time the payments with respect to the CVRs are received or deemed received in accordance with the U.S. Holder’s regular method of accounting. As discussed above, we do not intend to report the issuance of the CVRs as an open transaction and the IRS may disagree with any U.S. Holder reporting the CVR issuance as an open transaction.
THE FOREGOING IS A SUMMARY OF CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND THE ISSUANCE OF THE CVRS, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE MERGER AND THE ISSUANCE OF THE CVRS AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.
DESCRIPTION OF BUSINESS
Our Portfolio/ Product Candidates/ Compounds
We are a clinical-stage biopharmaceutical company aiming to address unmet medical needs in respiratory viral diseases and cancer. Following the closing of the Merger described above in which we acquired Trawsfynydd Therapeutics, Inc. on April 1, 2024, we plan to advance the development of four clinical programs:
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Tivoxavir marboxil (TRX100), which we acquired as part of the Merger and is a cap-dependent endonuclease inhibitor intended to inhibit influenza virus replication including A and B virus strains and bird flu. Tivoxavir marboxil has completed a first Phase 1 study that generally demonstrated safety and tolerability in healthy volunteers. The study also provided pharmacokinetics and pharmacodynamics (PK/PD) data to support the potential use of a single oral dose administration for either treatment or prophylaxis. We intend to conduct a Phase 1 dose extension to evaluate additional, higher doses of tivoxavir marboxil prior to the initiation of Phase 2 studies in the second half of 2024.

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Ratutrelvir (TRX01), which we acquired as part of the Merger and is an Mpro protease inhibitor intended for the treatment of COVID19. We believe ratutrelvir may be effective against the original, delta, and omicron variants of SARS-CoV-2, with potentially superior properties to nirmatrelvir (Pfizer’s Mpro inhibitor, PAXLOVID™). Ratutrelvir does not require co-administration with a human cytochrome P450 (CYP) inhibitor such as ritonavir, avoiding potential significant drug-on-drug interactions, with the opportunity to expand the number of eligible patients. The pharmacokinetic profile of Ratutrelvir may enable a once-daily 10 day treatment regimen, to reduce the likelihood of viral rebound.

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Narazaciclib, our CDK4-plus inhibitor intended to treat low grade endometriod endometrial cancer and other cancers. Narazaciclib is a multi-targeted kinase inhibitor targeting multiple cyclin-dependent kinases (CDK’s), AMP-activated protein kinase (AMPK), related protein kinase 5 (ARK5), and colony-stimulating factor 1 receptor (CSF1R) at low nM concentrations as well as other tyrosine kinases believed to drive tumor cell proliferation, survival and metastasis. We initiated a multi-center Phase 1/2a trial evaluating Narazaciclib in combination with letrozole as a second- or third-line therapy for recurrent metastatic low-grade endometrioid endometrial cancer in the first calendar quarter of 2023. In this study, both Narazaciclib and letrozole are administered orally in the ongoing Phase 1 dose escalation phase before moving to a Phase 2 expansion cohort designed to enroll approximately 30 patients. All patients were included and treatment and analysis is ongoing. The objectives of this study were to identify the recommended Phase 2 dose (RP2D) of the combination for future studies and characterize the safety profile of the combination treatment in a number of cancers.

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Rigosertib administered alone or in combination was investigated in various cancers. Meanwhile the focus of the compound is the clinical evaluation, as Investigator Initiated Studies and compassionate use, in the rare disease of Epidermolysis bullosa-associated squamous cell carcinoma. The objective is to establish partnerships for rigosertib.

Corporate Information
We were incorporated in Delaware in December 1998. Our principal executive offices are located at 12 Penns Trail, Newtown, PA 18940 and our telephone number is (267) 759-3680. Our website address is www.trawspharma.com. The information contained in, or that can be accessed through, our website is not part of this report.
MARKET PRICE AND DIVIDEND INFORMATION
Traws Pharma
Traws Pharma’s Common Stock is currently listed on the Nasdaq Global Market under the symbol “TRAW.”
The closing price of the Common Stock on April 1, 2024, the last trading day before announcement of the execution of the Merger Agreement, was $1.00. As of the Record Date, the most recent closing price for the Common Stock was $      .
Holders of the Common Stock are urged to obtain current market quotations for the Common Stock. The market price of the Common Stock could vary significantly.
Holders
As of           , 2024, there were           holders of record of the Common Stock. The number of holders of record does not include a substantially greater number of street name holders or beneficial holders whose shares of Common Stock are held of record by banks, brokers and other financial institutions.
Dividend Policy
Traws Pharma has not paid any cash dividends on the Common Stock to date and does not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon Traws Pharma’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the Board of Directors at such time.
Trawsfynydd
Historical market price information for Trawsfynydd’s capital stock is not provided because there was no public market for Trawsfynydd’s capital stock.

PROPOSALS
PROPOSAL NO. 1:
APPROVAL OF CONVERSION PROPOSAL
Overview
As described above, we issued 10,359.0916 shares of Series C Preferred Stock pursuant to the Merger Agreement, 1,578.2120 shares of Series C Preferred Stock in the Financing, and 535.46510 shares of Series C Preferred Stock to Tungsten as transaction expenses. The Series C Preferred Stock is intended to have rights that are generally equivalent to Common Stock, provided that the Series C Preferred Stock does not have the right to vote on most matters (including the election of directors). 124,727,687 shares of Common Stock are issuable upon conversion of the above-described Series C Preferred Stock, assuming the approval of the Proposal No. 1 and subject to certain beneficial ownership limitations.
Subject to stockholder approval and certain beneficial ownership limitations set by each holder of Series C Preferred Stock, each share of Series C Preferred Stock will automatically convert into 10,000 shares of Common Stock. This Proposal No. 1 would provide the necessary approval to permit such conversion.
Shares Issuable Upon Conversion
Set forth below is a table summarizing the issued and outstanding Series C Preferred Stock and the number of shares of Common Stock that are potentially issuable upon conversion of the Series C Preferred Stock. The sale into the public market of the underlying Common Stock could materially and adversely affect the market price of our Common Stock. See “Risk Factors — Risks Related to Our Common Stock — Pursuant to the terms of the Merger Agreement, we are required to recommend that our stockholders approve the conversion of all outstanding shares of our Series C Preferred Stock into shares of our Common Stock. We cannot guarantee that our stockholders will approve this matter, and if they fail to do so we may be required to settle such shares in cash and our operations may be materially harmed.”
	Series C Preferred Stock Issued and Outstanding	Common Stock (as converted)
Merger Agreement	10,359.0916	103,590,916
Financing	1,578.2120	15,782,120
Transaction Fees	535.46510	5,354,651
Total	12,472.7687	124,727,687
Description of Series C Preferred Stock
Conversion.   Following stockholder approval of this Proposal No. 1, effective as of 5:00 p.m. (Eastern time) on the third business day after the date on which such stockholder approval is received, each share of Series C Preferred Stock will automatically convert into 10,000 shares of Common Stock, subject to certain beneficial ownership limitations, including that a holder of Series C Preferred Stock is prohibited from converting shares of Series C Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (initially set by the holder to a number up to 19.9% and thereafter adjusted) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”).
Voting Rights.   Except as otherwise required by law, the Series C Preferred Stock does not have voting rights. However, as long as any shares of Series C Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series C Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Certificate of Designation, amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, in each case if any such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series C Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) issue further shares of Series C Preferred Stock, (iii) prior to the earlier of stockholder approval of the Conversion Proposal or the six-month anniversary of the Closing, consummate either: (A) any Fundamental Transaction (as defined in the Certificate of Designation) or (B) any stock sale to, or any merger, consolidation or other business combination of the Company with or into, another entity in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the capital stock of the Company immediately after such transaction, or (iv) enter into any agreement with respect to any of the foregoing.
Dividends.   Holders of Series C Preferred Stock are entitled to receive dividends on shares of Series C Preferred Stock equal, on an as-if-converted-to-Common-Stock basis, and in the same form as dividends actually paid on shares of the Common Stock.
Liquidation and Dissolution.   The Series C Preferred Stock ranks on parity with Common Stock upon any liquidation, dissolution or winding-up of Traws.
Redemption at the Option of the Holders of Series C Preferred Stock if the Conversion Proposal is Not Approved by October 1, 2024.   The Series C Preferred Stock is generally redeemable for cash at the option of the holder thereof at any time following the earlier of date that is six months after the initial issuance of the Series C Preferred Stock (October 1, 2024) or following any failure to deliver shares of Common Stock in accordance with the terms of the Series C Preferred Stock, at a price per share equal to the then-current fair value of the Series C Preferred Stock, as described in the Certificate of Designation.
Reasons for Stockholder Approval.   Our Common Stock is listed on The Nasdaq Capital Market, and, as such, we are subject to the applicable rules of the Nasdaq Stock Market LLC, including Nasdaq Listing Rule 5635(a), which requires stockholder approval in connection with the acquisition of another company if the Nasdaq-listed company will issue more than 20% of its common stock. For purposes of Nasdaq Listing Rule 5635(a), the issuance of any Common Stock in the Transactions would be aggregated together. Thus, in order to permit the issuance of Common Stock upon conversion of the Series C Preferred Stock, we must first obtain stockholder approval of this issuance.
Beneficial Ownership Limitations.   We are not seeking stockholder approval of a potential “change in control” under Nasdaq Listing Rule 5635(b), which generally prohibits Nasdaq-listed companies from issuing common stock to a stockholder in a transaction that would cause the holder to beneficially own more than 20% of the then-outstanding common stock (subject to certain exceptions). Assuming that Proposal No. 1 is approved, the Series C Preferred Stock will continue, as part of the Beneficial Ownership Limitation in the Certificate of Designation for the Series C Preferred Stock, to have a beneficial ownership conversion limit that would prevent a stockholder from converting its shares if, as a result of such conversion, it would beneficially own a number of shares above its applicable conversion blocker (which cannot exceed 19.9% of the outstanding Common Stock).
Interests of Certain Parties.   As described in the Current Report on Form 8-K filed by us with the SEC on April 4, 2024, in connection with the Transactions, pursuant to the Merger Agreement Iain Dukes and Nikolay Savchuk were designated by Trawsfynydd as members of the Board of Directors. In connection with the retention of Werner Cautreels as CEO of the Company at the time of the Merger, Werner Cautreels was appointed as a director by the Board of Directors of the Company .
The foregoing description of the Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to the Current Report on Form 8-K filed by the Company on April 4, 2024 and is incorporated herein by reference.
Vote Required
Stockholder approval of this Proposal No. 1 requires a “FOR” vote from the holders of a majority of votes properly cast at the Special Meeting (subject to the separate tabulation of votes described in “How many votes can be cast by all stockholders?” set forth above).

Recommendation of Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF, UNDER APPLICABLE NASDAQ LISTING RULES, THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF THE SERIES C PREFERRED STOCK.

PROPOSAL NO. 2:
APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED NUMBER OF SHARES
Overview
We are asking our stockholders to approve an amendment to our Certificate of Incorporation to increase our authorized number of shares of Common Stock from 125,000,000 shares to 250,000,000 shares (the “Authorized Share Increase Proposal”). If stockholders approve this proposal, we expect to file the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware to increase the total number of authorized shares of our Common Stock as soon as practicable following stockholder approval.
As of the close of business on           , 2024, of our 125,000,000 authorized shares of Common Stock, there were           shares of Common Stock issued and outstanding. In addition to the     shares of Common Stock outstanding on           , 2024, there were           shares reserved for issuance pursuant to outstanding shares of 12,472.76870 Preferred Stock, there were           shares of Common Stock reserved for issuance pursuant to outstanding warrants, there were           shares of Common Stock reserved for issuance pursuant to contingently issuable earnout shares, and there were           shares of Common Stock reserved for issuance under our various equity compensation plans. As of           , 2024, the Company’s Common Stock Share reserve, exceeded the Company’s authorized Shares of Common Stock by           shares. Accordingly, at present, there are not sufficient available unissued and unreserved authorized shares of our Common Stock to meet the needs of our business described below under “— Reasons for the Increase in Authorized Shares”.
The proposed amendment to our Certificate of Incorporation would increase the number of shares of Common Stock that we are authorized to issue from 125,000,000 shares of Common Stock to 250,000,000 shares of Common Stock, representing an increase of 125,000,000 shares of authorized Common Stock. The proposed amendment to our Certificate of Incorporation would not increase the number of shares of preferred stock that we are authorized to issue. The proposed form of amendment to our Certificate of Incorporation to effect the Authorized Share Increase Proposal is attached as Annex A to this proxy statement.
Reasons for the Increase in Authorized Shares
We have had minimal revenue to date, and have a substantial accumulated deficit, recurring operating losses and negative cash flow. We are not profitable and have incurred losses in each year since commencing operations. To date, we have funded operations through a combination of private placements and public offerings of our securities, licensing, partnership and collaboration arrangements, and debt financing including convertible notes. We expect to continue to incur losses, we will exhaust our current capital resources, and as a result may be unable to complete our clinical trials, engage in product development and the regulatory approval process and achieve commercialization of our product candidates.
Our Board believes it is appropriate to increase our authorized shares of Common Stock so that we have shares of Common Stock available to provide additional flexibility to promptly and appropriately use our Common Stock for business and financial purposes in the future, as well as to have sufficient shares available to provide appropriate equity incentives for our employees and other eligible service providers and to have sufficient shares of Common Stock available for the conversion of the Series C Preferred Stock issued in connection with the Merger and the Financing. The additional shares of Common Stock, if approved, may be used for various purposes without further stockholder approval. These purposes may include: raising capital; providing equity incentives to employees, officers, directors, consultants and/or advisers; establishing licensing, partnering or collaboration arrangements with other companies; expanding our business through the acquisition of other businesses, products or technologies; and other purposes. In light of our capital needs, we regularly consider fund raising opportunities and may decide, from time to time, to raise capital based on various factors, including market conditions and our plans of operation.
In this regard, if the Board determines that raising additional capital through issuing the additional shares of Common Stock is desirable, we want to be able to act quickly if market conditions are favorable.

Given the lack of sufficient available unissued and unreserved authorized shares of our Common Stock, if this Proposal 2 is not approved, we will not be able to raise future capital without first obtaining stockholder approval for an increase in the number of authorized shares of Common Stock. The cost, prior notice requirements and delay involved in obtaining stockholder approval at the time that corporate action may be necessary or desirable could eliminate our ability to opportunistically capitalize on favorable market windows, which could delay or preclude our ability to advance our development and potential commercialization efforts. In addition, our success depends in part on our continued ability to attract, retain and motivate highly qualified management and clinical personnel, and if the Authorized Share Increase Proposal is not approved by our stockholders, the lack of unissued and unreserved authorized shares of Common Stock to provide future equity incentive opportunities that the Compensation Committee of the Board (the “Compensation Committee”) deems appropriate could adversely impact our ability to achieve these goals. In summary, if our stockholders do not approve this Proposal 2, we may not be able to access the capital markets; continue to conduct the research and development and clinical and regulatory activities necessary to bring any other product candidates to market; complete future corporate collaborations and partnerships; attract, retain and motivate employees, officers, directors, consultants and/or advisers; and pursue other business opportunities integral to our growth and success, all of which could severely harm our business and our prospects.
The Board believes that the proposed increase in authorized Common Stock will make sufficient shares available for the conversion of the Series C Preferred Stock and to provide the additional flexibility necessary to pursue our strategic objectives. Over the past several years, our authorized Common Stock has allowed us the flexibility to pursue a number of financing transactions that were key to enabling our support of our development programs while at the same time enabling us to continue to provide the employee equity incentives that we deem necessary to attract and retain key employees. Unless our stockholders approve this Proposal 2, we will not have any unissued and unreserved authorized shares of Common Stock to support the growth needed for development of our product candidates by engaging in similar transactions in the future and to respond to compensatory needs by implementing new or revised equity compensation plans or arrangements, all of which could severely harm our business and our prospects.
Effects of the Increase in Authorized Shares
The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the current outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of the Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. The additional shares of Common Stock authorized by the approval of this proposal could be issued by the Board without further vote of our stockholders except as may be required in particular cases by our Amended and Restated Certificate of Incorporation, applicable law, regulatory agencies or Nasdaq listing rules. Under our Amended and Restated Certificate of Incorporation, stockholders do not have preemptive rights to subscribe to additional securities that may be issued by us, which means that current stockholders do not have a prior right thereunder to purchase any new issue of Common Stock in order to maintain their proportionate ownership interests in the Company.
The increase in our authorized shares of Common Stock could also have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Although this proposal to approve the amendment of our Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), and the Board does not intend or view the proposed increase in the number of authorized shares of our Common Stock as an anti-takeover measure, stockholders should nevertheless be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in control, including transactions in which our stockholders might otherwise receive a premium for their shares over then-current market prices.
Vote Required
The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve this proposal. Abstentions, if any, and, if this proposal is deemed to be “non-routine,” broker non-votes with respect to this proposal will have the same effect as an “against” vote on this proposal. If this proposal is deemed to be “routine,” no broker non-votes will occur on this proposal.
Recommendation of Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED NUMBER OF SHARES

PROPOSAL NO. 3:
APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO COMBINE OUTSTANDING SHARES OF OUR COMMON STOCK INTO A LESSER NUMBER OF OUTSTANDING SHARES, OR A “REVERSE STOCK SPLIT,” BY A RATIO OF NOT LESS THAN ONE-FOR-FIFTEEN AND NOT MORE THAN ONE-FOR-TWENTY-FIVE, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY OUR BOARD OF DIRECTORS IN ITS SOLE DISCRETION
Introduction
The Board of Directors has approved and declared advisable an amendment to our Tenth Amended and Restated Certificate of Incorporation, as amended, to combine the outstanding shares of our Common Stock into a lesser number of outstanding shares, a so-called “Reverse Stock Split.” If approved by the stockholders as proposed, the Board of Directors would have the sole discretion to effect the Reverse Stock Split at any time within 90 days after our Special Meeting and to fix the specific ratio for the Reverse Stock Split, provided that the ratio would be not less than one-for-fifteen and not more than one-for-twenty-five. The Board of Directors would also have the discretion to abandon the Reverse Stock Split prior to its effectiveness. The Board of Directors is hereby soliciting stockholder approval for the Reverse Stock Split Proposal.
If approved by our stockholders, the Reverse Stock Split would permit (but not require) the Board of Directors to effect a reverse stock split of the outstanding shares of our Common Stock at any time by a ratio of not less than one-for-fifteen and not more than one-for-twenty-five, with the specific ratio to be fixed within this range by the Board of Directors in its sole discretion without further stockholder approval. We believe that enabling the Board of Directors to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders. In fixing the ratio, the Board of Directors may consider, among other things, factors such as: the historical trading price and trading volume of our Common Stock; the number of shares of our Common Stock outstanding; the then-prevailing trading price and trading volume of our Common Stock; the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock; potential financing opportunities; and prevailing general market and economic conditions.
The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of a Certificate of Amendment setting forth the Reverse Stock Split (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, or at the later time set forth in the Certificate of Amendment. The exact timing of the amendment will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State, the Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.
The proposed form of amendment to our Certificate of Incorporation to effect the Reverse Stock Split is attached as Annex B to this proxy statement. Any amendment to our Certificate of Incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by the Board of Directors, within the range approved by our stockholders.
Reasons for the Reverse Stock Split
Our primary objective in effectuating the Reverse Stock Split would be to attempt to raise the per-share trading price of our Common Stock to meet Nasdaq’s listing requirements, which requires, among other things, that our Common Stock have a per share bid price that is greater than or equal to $1.00 per share. On          , 2024, the closing bid price for our Common Stock on the Nasdaq Capital Market was $      per share. The Board of Directors also believes that a higher stock price may help generate investor interest in the Company.
If the Reverse Stock Split successfully increases the per share price of our Common Stock, the Board of Directors also believes this increase may increase trading volume in our Common Stock and facilitate future financings by the Company.

Nasdaq Listing Requirements
On September 25, 2023, the Company received a letter from The Nasdaq Capital Market (“Nasdaq”) indicating that the Company has failed to comply with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2), which requires that companies listed on Nasdaq maintain a minimum closing bid price of at least $1.00 per share.
Under Nasdaq Listing Rule 5810(c)(3)(A), the Company had a 180 calendar day grace period, or until March 25, 2024, to regain compliance by meeting the continued listing standard. The continued listing standard is met if the Company’s Common Stock has a minimum closing bid price of at least $1.00 per share for a minimum of ten consecutive business days during the 180 calendar day grace period.
On May 23, 2024, the Nasdaq Listing Qualifications Department confirmed that the Merger and related Transactions do not constitute a “change of control” under Nasdaq Rule 5110(a) requiring the Company to meet Nasdaq’s initial listing requirements under Nasdaq Listing Rule 5505.
We did not regain compliance with the minimum bid price requirement by March 25, 2024. On March 27, 2024, we received a letter from Nasdaq granting the Company a second 180 calendar day period to regain compliance under Nasdaq Listing Rule 5810(c)(3)(A), or until September 23, 2024. Their determination to grant the second compliance period was based on our meeting the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the minimum bid price requirement, and our notification to Nasdaq of its intention to cure the minimum bid price deficiency during the second compliance period, by effecting a reverse stock split, if necessary.
Failure to approve the Reverse Stock Split may have serious, adverse effects on the Company and its shareholders. Our Common Stock could be delisted from Nasdaq because shares of our Common Stock may continue to trade below the requisite $1.00 per share price needed to comply with the listing requirements of Nasdaq and maintain our listing. Our shares may then be quoted on the OTC Bulletin Board or other small trading markets, which are generally considered to have less volume and be less efficient markets. We believe an investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, or other reasons. In that event, the Common Stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and may be avoided by retail and institutional investors, resulting in the impaired liquidity of our Common Stock.
As of the Record Date, our Common Stock closed at $         per share on Nasdaq. The Reverse Stock Split, if effected, should have the immediate effect of increasing the price of our Common Stock as reported on Nasdaq, therefore reducing the risk that our Common Stock could be delisted from Nasdaq.
Our Board of Directors strongly believes that the Reverse Stock Split is necessary to maintain our listing on Nasdaq. Accordingly, the Board of Directors recommended that our shareholders approve the Reverse Stock Split Proposal to effect the Reverse Stock Split and directed that this proposal be submitted to our shareholders for approval at the Special Meeting.
Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company
An increase in our stock price may make our Common Stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients lower-priced securities. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Giving the Board of Directors the ability to effect the Reverse Stock Split, and thereby increase the price of our Common Stock, would give the Board of Directors the ability to address these issues if it is deemed necessary.

Improve the Perception of Our Common Stock as an Investment Security
The Board of Directors believes that effecting the Reverse Stock Split is one potential means of increasing the share price of our Common Stock to improve the perception of our Common Stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our Common Stock, but also our market liquidity.
Risks Associated with the Reverse Stock Split
There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in an increase in the per share price of our Common Stock.
The Company cannot predict whether the Reverse Stock Split will increase the market price for our Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:
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the market price per share will achieve the $1.00 minimum bid price requirement for a sufficient period for our Common Stock to be approved for continued listing by Nasdaq;

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we would otherwise meet the listing requirements that would allow continued listing of our Common Stock on Nasdaq;

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the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split Effective Time;

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the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower-priced stocks;

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the Reverse Stock Split will result in a per share price that will increase the ability of the Company to attract and retain employees;

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the Reverse Stock Split would promote greater liquidity for our shareholders with respect to their shares.

In addition, the Reverse Stock Split would reduce the number of outstanding shares of our Common Stock without reducing the number of shares of available but unissued Common Stock, increasing the number of authorized but unissued shares of Common Stock. Therefore, the number of shares of our Common Stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our Common Stock following the Reverse Stock Split. The Board of Directors may authorize the issuance of the remaining authorized and unissued shares without further shareholder action for a variety of purposes, except as such shareholder approval may be required in particular cases by our Certificate of Incorporation, applicable law, or the rules of any stock exchange on which our securities may then be listed. The issuance of additional shares would be dilutive to our existing shareholders and may cause a decline in the trading price of our Common Stock.
The market price of our Common Stock will also be based on the performance of the Company and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of the Company may be greater than would occur in the absence of the Reverse Stock Split.
In evaluating the Reverse Stock Split, in addition to the considerations described above, the Board of Directors also took into account various negative factors associated with reverse stock splits generally. These factors include: the negative perception of reverse stock splits held by some investors, analysts, and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined in share price and corresponding market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split. Previously, on May 20, 2021, we effected a reverse stock split of our Common Stock at a ratio of 1-for-15.

We also believe that the low market price of our Common Stock impairs its acceptability to important segments of the institutional investor community and the investing public. Many investors look upon low-priced stock as speculative in nature and, as a matter of policy, avoid investment in such stocks. Moreover, the low market price of our Common Stock may have reduced the effective marketability of our shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.
In order to provide flexibility, the Board of Directors is seeking stockholder approval for a range of reverse split ratios of not less than one-for-fifteen and not more than one-for-twenty-five. The need for the range is due to the volatility of our stock price, which ranged from a high of $        per share to a low of $      per share between           , 2024 and           , 2024.
We believe that enabling the Board of Directors to set the exact reverse split ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining whether to implement the Reverse Stock Split and selecting the exchange ratio, the Board of Directors will consider factors such as:
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The total number of shares of Common Stock outstanding;

•
The Nasdaq Capital Market requirements for the continued listing of our Common Stock;

•
The historical trading price and trading volume of our Common Stock;

•
The then prevailing trading price and trading volume for our Common Stock;

•
The anticipated impact of the Reverse Stock Split on the trading price of and market for our Common Stock;

•
Potential financing opportunities; and

•
Prevailing general market and economic conditions.

Reducing the number of outstanding shares of our Common Stock through a Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.
The Board of Directors will have sole discretion as to any implementation of, and the exact timing and actual ratio of, the Reverse Stock Split within the range of ratios specified in this Proposal No. 3 and within 90 days after the date of the Special Meeting. The Board of Directors may also determine that the Reverse Stock Split is no longer in the best interests of our Company and our stockholders and decide to abandon the Reverse Stock Split at any time before, during or after the Special Meeting and prior to its effectiveness, without further action by the stockholders.
The reverse stock split alone would have no effect on our authorized capital stock, and the total number of authorized shares would remain the same as before the reverse stock split. This would have the effect of increasing the number of shares of Common Stock available for issuance. As of the Record Date, the number of authorized shares of our Common Stock was 125,000,000 shares, which will not be affected by the reverse stock split.
The additional available shares would be available for issuance from time to time at the discretion of the Board of Directors when opportunities arise, without further stockholder action or the related delays and expenses, except as may be required for a particular transaction by law, the rules of any exchange on which our securities may then be listed, or other agreements or restrictions. There are no preemptive rights relating to the Common Stock. As such, any issuance of additional shares of Common Stock would increase the number of outstanding shares of Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly.
We are exploring various sources of financing, including through potential future sales of Common Stock or other securities. There can be no assurance, however, even if the Reverse Stock Split is approved and implemented, that any financing transaction would be undertaken or completed. If we are unable to successfully raise sufficient additional capital, through future sales of Common Stock or other securities or through strategic and collaborative arrangements, we will not have sufficient cash to fund our planned business operations and or may not be able to continue as a going concern.
As of the Record Date, we had                 shares of Common Stock issued and outstanding,           shares of Common Stock reserved for issuance upon the exercise of outstanding options, and           shares of Common Stock reserved for future issuances under our 2022 Amended Plan. As of the Record Date, we had no shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock issued and outstanding. As of the Record Date, we had 12,472.76870 shares of Series C Convertible Preferred Stock issued and outstanding.
Potential Effects of Proposed Amendment
If our stockholders approve the Reverse Stock Split and the Board of Directors effects it, the number of shares of Common Stock authorized and issued and outstanding will be reduced due to the Reverse Stock Split, depending upon the ratio determined by the Board of Directors. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).
The Reverse Stock Split will not change the terms of the Common Stock. After the Reverse Stock Split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. The Common Stock will remain fully paid and non-assessable.
The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.
After the effective time of the Reverse Stock Split we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Subject to our compliance with applicable continued listing requirements, our Common Stock will continue to be listed on the Nasdaq Capital Market and traded under the symbol “TRAW,” although the exchange will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective time to indicate that a Reverse Stock Split has occurred. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.
After the effective time of a Reverse Stock Split, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the reverse stock split ratio. In addition, a reduction in number of shares outstanding may impair the liquidity for our Common Stock, which may reduce the value of our Common Stock.

Beneficial Holders of Common Stock
Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.
Registered “Book-Entry” Holders of Common Stock
Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.
Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post- Reverse Stock Split Common Stock.
Holders of Certificated Shares of Common Stock
Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post- Reverse Stock Split Common Stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post- Reverse Stock Split Common Stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for appropriate number of shares of post- Reverse Stock Split Common Stock. If an Old Certificate has a restrictive legend on its reverse side, a new certificate will be issued with the same restrictive legend on its reverse side.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Fractional Shares
We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share.
Effect of the Reverse Stock Split on Outstanding Stock Options, Warrants, Convertible Preferred Stock and Employee Plans
Based upon the reverse stock split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options, warrants and convertible preferred stock entitling the holders to purchase shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants or convertible preferred stock upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio.
Accounting Matters
The proposed amendment to our Certificate of Incorporation will not affect the par value of our Common Stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced in the same proportion as the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be reclassified for prior periods to conform to the post- Reverse Stock Split presentation.
Certain Federal Income Tax Consequences of the Reverse Stock Split
The following discussion summarizes certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. This summary addresses the tax consequences only to U.S. Holders, as defined above under “Certain Material U.S. Federal Income Tax Considerations of the Merger
This summary is based upon current provisions of the Code, existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to us or our stockholders as described in this summary. No ruling from the IRS has been or will be requested in connection with the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.
No attempt has been made to comment on all U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to particular U.S. Holders, including holders: (i) who are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) who acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (iii) who hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction”, “synthetic security”, integrated investment or any risk reduction strategy; (iv) who are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (v) who do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (vi) who hold their shares through individual retirement or other tax-deferred accounts; or (vii) who have a functional currency for United States federal income tax purposes other than the U.S. dollar.
In addition, the following discussion does not address state, local or foreign tax consequences of the Reverse Stock Split, the Medicare tax on net investment income, U.S. federal estate and gift tax, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. The discussion generally assumes that for U.S. federal income tax purposes, the Reverse Stock Split will not be integrated or otherwise treated as part of a unified transaction with any other transaction.
General Tax Treatment of the Reverse Stock Split
The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. Holder generally will not recognize gain or loss upon the exchange of our ordinary shares for a lesser number of ordinary shares, based upon the reverse stock split ratio. A U.S. Holder’s aggregate tax basis in the lesser number of ordinary shares received in the Reverse Stock Split will be the same such U.S. Holder’s aggregate tax basis in the shares of our Common Stock that such U.S. Holder owned prior to the Reverse Stock Split. The holding period for the ordinary shares received in the Reverse Stock Split will include the period during which a U.S. Holder held the shares of our Common Stock that were surrendered in the Reverse Stock Split. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common

Stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
THE FOREGOING IS A SUMMARY OF CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.
Amendment Effective Date
If the proposed amendment to the Certificate of Incorporation as described in this Proposal No. 3 is approved by the stockholders, the Company will file the Certificate of Amendment reflecting the adopted amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment will be effective upon its filing or at such later time as specified in the Certificate of Amendment. If the stockholders do not approve this Proposal No. 3, the Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware.
Dissenters’ Rights
No dissenters’ rights are available under the General Corporation Law of the State of Delaware or under the Certificate of Incorporation or the Bylaws to any stockholder who dissents from this Proposal No. 3.
Interests of Directors and Executive Officers
Our directors and executive officers do not have substantial interest, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of Common Stock or any other of our securities.
Vote Required
The affirmative vote of a majority of the votes properly cast is required to approve this proposal.
Recommendation of Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO COMBINE OUTSTANDING SHARES OF OUR COMMON STOCK INTO A LESSER NUMBER OF OUTSTANDING SHARES, OR A “REVERSE STOCK SPLIT,” BY A RATIO OF NOT LESS THAN ONE-FOR-FIFTEEN AND NOT MORE THAN ONE-FOR-TWENTY-FIVE, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY OUR BOARD OF DIRECTORS IN ITS SOLE DISCRETION.

PROPOSAL NO. 4:
APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING
General
If we fail to receive a sufficient number of votes to approve Proposals Nos. 1, 2, and/or 3, we may propose to adjourn or postpone the Special Meeting. We currently do not intend to propose adjournment or postponement at the Special Meeting if there are sufficient votes to approve Proposal Nos. 1, 2, and 3.
Vote Required
The affirmative vote of the holders of a majority of the votes properly cast at the Special Meeting is required for approval of Proposal No. 4 (for the purpose of soliciting additional proxies to approve Proposals Nos. 1, 2, and/or 3), if a quorum is present at the Special Meeting. If a quorum is not present at the Special Meeting, the affirmative vote of the stockholders holding a majority of the voting power present in person or by proxy at the Special Meeting is required for approval of Proposal No. 4.
Recommendation of Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 4 TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES.

OTHER INFORMATION
DESCRIPTION OF CAPITAL STOCK
General
Our authorized capital stock consists of 125,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our Certificate of Incorporation and Bylaws, which are included as exhibits to our most recent Annual Report on Form 10-K, and to the applicable provisions of Delaware law.
As of           , 2024,           shares of our Common Stock, and 12,472.76870 shares of our preferred stock, were outstanding.
Common Stock
Subject to the preferences that may be applicable to any outstanding preferred stock, holders of our Common Stock are entitled to receive ratably any dividends that may be declared by our Board of Directors out of funds legally available for that purpose. Holders of our Common Stock are entitled to one vote for each share on all matters voted on by stockholders, including the election of directors. Our Amended and Restated Bylaws (the “Bylaws”) provides that when a quorum is present all matters other than the election of directors shall be determined by a majority of the votes cast on the matter affirmatively or negatively, and all elections of directors shall be determined by a plurality of the votes cast when a quorum is present. Holders of shares of Common Stock do not have cumulative voting rights. Holders of our Common Stock also do not have any conversion, redemption, sinking fund or preemptive rights. In the event of our dissolution, liquidation or winding up, holders of our Common Stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. All outstanding shares of our Common Stock are, and any shares of Common Stock that we may issue in the future will be, fully paid and non-assessable.
Preferred Stock
We may issue any class of preferred stock in any series. Our Board of Directors has the authority, subject to limitations prescribed under Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations and restrictions. Our Board of Directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our Common Stock and the voting and other rights of the holders of Common Stock.
In 2018, our Board of Directors designated 1,044,488 shares of preferred stock as Series A Convertible Preferred Stock and 1,796,875 shares of preferred stock as Series B Convertible Preferred Stock. On April 1, 2024, our Board of Directors designated 20,000 shares of preferred stock as Series C Non-Voting Convertible Preferred Stock. As of           , 2024, we had 12,472.76870 shares of preferred stock outstanding, all of which are Series C Non-Voting Convertible Preferred Stock. Each share of Series C Preferred Stock is convertible into 10,000 shares of Common Stock, as described above. The rights of the Series C Preferred Stock are set forth in the Certificate of Designation. Please see “Description of the Series C

Preferred Stock” under Proposal No. 1 for a complete description of the Certificate of Designation and the rights of the Series C Preferred Stock.
Registration Rights
Pursuant to the terms of our New RRA, certain of our stockholders are entitled to rights with respect to the registration of their shares (the “New Registrable Securities”) under the Securities Act. Pursuant to the New RRA, we are obligated to prepare and file a resale registration statement covering the resale of all of the New Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act on Form S-3 (or, if we are ineligible to register for resale such shares on Form S-3, such other available form) with the SEC by the Filing Deadline (July 1, 2024). We shall use commercially reasonable efforts to cause this registration statement to be declared effective by the SEC as soon as practicable and no later than 30 calendar days of the Filing Deadline (or within 60 calendar days if the SEC reviews the registration statement) and use commercially reasonable efforts to keep the registration statement continuously effective under the Securities Act until the earlier of (i) such time as all of the registrable securities have been publicly sold by the holders; or (ii) the date that all registrable securities may be sold by non-affiliates without volume or manner-of-sale restrictions pursuant to Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144.
Delaware Anti-Takeover Law and Provisions in Our Certificate of Incorporation and Bylaws
Delaware Anti-Takeover Law
We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•
prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•
at or subsequent to the date of the transaction, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:
•
any merger or consolidation involving the corporation and the interested stockholder;

•
any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•
subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:
•
the owner of 15% or more of the outstanding voting stock of the corporation;

•
an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•
the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.
Our Tenth Amended and Restated Certificate of Incorporation, as amended, or our “certificate of incorporation,” and our Amended and Restated Bylaws, or our “bylaws,” do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our Board of Directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.
Certificate of Incorporation and Bylaws
Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock. Among other things, our certificate of incorporation and bylaws will:
•
permit our Board of Directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (as of April 1, 2024, 1,044,488 shares have been designated as Series A Convertible Preferred Stock, 1,796,875 shares have been designated as Series B Convertible Preferred Stock and 20,000 shares have been designated as Series C Non-Voting Convertible Preferred Stock);

•
provide that all vacancies on our Board of Directors, including as a result of newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•
require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•
not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election; and

•
provide that special meetings of our stockholders may be called only by the Board of Directors or by such person or persons requested by a majority of the Board of Directors to call such meetings.

Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is EQ Shareowner Services.
Listing
Our Common Stock is listed on the Nasdaq Capital Market under the symbol “TRAW.”
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can review our electronically filed reports, proxy and information statements on the SEC’s website at http://www.sec.gov or on our website at http://www.onconova.com. Information included on our web site is not a part of this proxy statement.
You should rely only on the information contained in this proxy statement or on information to which we have referred you. We have not authorized anyone else to provide you with any information.
If you have more questions about this proxy statement or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor at:                 .
HOUSEHOLDING
Certain banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement for other stockholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee. Upon written or oral request to our Secretary at Traws Pharma, Inc., 12 Penns Trail, Newtown, PA 18940, or via telephone to our Corporate Secretary at 267-759-3680, we will promptly provide separate copies of this Proxy Statement. Stockholders sharing an address who are receiving multiple copies of this Proxy Statement and who wish to receive a single copy of these materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.
INFORMATION INCORPORATED BY REFERENCE
Certain information has been “incorporated by reference” into this proxy statement, which means that we have disclosed important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this proxy statement contain important information that you should read about us.
The following documents are incorporated by reference into this proxy statement:
(a)
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024, as amended by Form 10-K/A, filed with the SEC of April 29, 2024;

(b)
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 15, 2024; and

(c)
our Current Reports on Form 8-K filed on April 4, 2024, as amended on June 17, 2024, May 22, 2024 and June 21, 2024.

All reports and other documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this proxy statement and prior to the Special Meeting will be deemed to be incorporated by reference into this proxy statement and to be part of this proxy statement from the date of the filing of such reports and documents. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference in this proxy statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.
Documents incorporated by reference are also available, without charge. You may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone at the following address: Traws Pharma, Inc., 12 Penns Trail, Newtown, Pennsylvania, 18940, (267) 759-3680, Attention: Suzanne Hutchison

THE PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY OFFER OR SOLICITATION IN THAT JURISDICTION. THE INFORMATION CONTAINED IN THIS PROXY STATEMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS PROXY STATEMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.
WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE PROPOSALS OR US THAT IS DIFFERENT FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR IN THE DOCUMENTS WE HAVE PUBLICLY FILED WITH THE SEC. WE ARE NOT RESPONSIBLE FOR, AND CAN PROVIDE NO ASSURANCES AS TO THE RELIABILITY OF, ANY INFORMATION OTHER THAN THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT.
OTHER MATTERS
Our Board of Directors does not know of any other matters to be brought before the Special Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Special Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

Annex A
CERTIFICATE OF AMENDMENT
TO
TENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TRAWS PHARMA, INC.
TRAWS PHARMA, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST:   The name of the Corporation is Traws Pharma, Inc. The Tenth Amended and Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on July 30, 2013, and has been amended by a Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation filed with the Secretary of State on May 31, 2016, a Certificate of Designation of Preference, Rights and Limitations of Series A Convertible Preferred Stock filed with the Secretary of State on February 8, 2018, a Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation, as amended, filed with the Secretary of State on March 21, 2018, a Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation, as amended, filed with the Secretary of State on June 7, 2018, a Certificate of Designation of Preference, Rights and Limitations of Series B Convertible Preferred Stock filed with the Secretary of State on April 27, 2018, a Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation, as amended, filed with the Secretary of State on September 25, 2018, a Certificate of Designation of Preferences, Rights and Limitations of Series C Non-Voting Convertible Preferred Stock filed with the Secretary of State on April 1, 2024, and a Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation, as amended, filed with the Secretary of State on April 1, 2024 (the Tenth Amended and Restated Certificate of Incorporation, as so amended, the “Certificate of Incorporation”).
SECOND:   Article IV, Section A, of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:
“A. Classes of Stock. The Corporation is authorized to issue two classes of capital stock to be designated, respectively, “Common Stock” and “Preferred Stock”, each of which shall have a par value of $0.01 per share. The total number of shares which the Corporation is authorized to issue is 255,000,000 shares, of which (i) 250,000,000 shares shall be designated as Common Stock and (ii) 5,000,000 shares shall be designated as Preferred Stock. Such stock may be issued from time to time by the Corporation for such consideration as may be fixed by the board of directors of the Corporation (the “Board of Directors”).
THIRD:   The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the      day of           , 2024.
TRAWS PHARMA, INC.
By:

Name:
Werner Cautreels

Title:
Chief Executive Officer

Annex B
CERTIFICATE OF AMENDMENT
TO
TENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TRAWS PHARMA, INC.
TRAWS PHARMA, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST:   The name of the Corporation is Traws Pharma, Inc. The Tenth Amended and Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on July 30, 2013, and has been amended by a Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation filed with the Secretary of State on May 31, 2016, a Certificate of Designation of Preference, Rights and Limitations of Series A Convertible Preferred Stock filed with the Secretary of State on February 8, 2018, a Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation, as amended, filed with the Secretary of State on March 21, 2018, a Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation, as amended, filed with the Secretary of State on June 7, 2018, a Certificate of Designation of Preference, Rights and Limitations of Series B Convertible Preferred Stock filed with the Secretary of State on April 27, 2018, a Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation, as amended, filed with the Secretary of State on September 25, 2018, a Certificate of Designation of Preferences, Rights and Limitations of Series C Non-Voting Convertible Preferred Stock filed with the Secretary of State on April 1, 2024, and a Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation, as amended, filed with the Secretary of State on April 1, 2024 (the Tenth Amended and Restated Certificate of Incorporation, as so amended, the “Certificate of Incorporation”).
SECOND:   Article IV, Section A, of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:
“A. Classes of Stock. The Corporation is authorized to issue two classes of capital stock to be designated, respectively, “Common Stock” and “Preferred Stock”, each of which shall have a par value of $0.01 per share. The total number of shares which the Corporation is authorized to issue is 255,000,000 shares, of which (i) 250,000,000 shares shall be designated as Common Stock and (ii) 5,000,000 shares shall be designated as Preferred Stock. Such stock may be issued from time to time by the Corporation for such consideration as may be fixed by the board of directors of the Corporation (the “Board of Directors”).
Reverse Stock Split.   Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment pursuant to the Section 242 of the General Corporation Law of the State of Delaware, each           (      ) shares of the Corporation’s common stock, par value of $0.01 per share, issued and outstanding (or held in treasury) immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of common stock, par value of $0.01 per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “reverse stock split”). The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such reverse stock split.”
THIRD:   The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the      day of           , 2024.
TRAWS PHARMA, INC.
By:

Name:
Werner Cautreels

Title:
Chief Executive Officer

Annex C
Opinion of H.C. Wainwright & Co. LLC

Exhibit C
March 28, 2024
Board of Directors
Onconova Therapeutics, Inc.
12 Penns Trail
Newtown, PA 18940
Ladies and Gentlemen:
You have requested our opinion as to the fairness, from a financial point of view, to Onconova Therapeutics, Inc., a Delaware corporation (“Parent”), of the Exchange Ratio pursuant to the proposed Agreement and Plan of Merger (the “Agreement”) to be entered into among Parent, Traws Merger Sub I, Inc., a Delaware corporation (“First Merger Sub”), Traws Merger Sub II, Inc., a Delaware corporation (“Second Merger Sub”), and Trawsfynydd Therapeutics, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein have the respective meanings ascribed thereto in the March 27, 2024 draft of the Agreement provided to us by Parent (the “Draft Agreement”).
As more specifically set forth in the Agreement, and subject to the terms, conditions and adjustments set forth therein, the Agreement provides for (i) the merger of First Merger Sub with and into the Company (the “First Merger”) with the Company being the surviving corporation of the First Merger and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Company will merge with and into the Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Merger”), with Second Merger Sub being the surviving corporation of the Second Merger.
The aggregate Merger Consideration to be paid by Parent for all of the outstanding shares of Company Capital Stock at the Closing (other than Dissenting Shares and other than shares of Company Common Stock held as treasury stock or held or owned by the Company or any wholly owned Subsidiary of the Company immediately prior to the First Effective Time which shall be canceled and retired and shall cease to exist) will be (a) 3,498,203 shares of Parent Common Stock (the “Parent Common Stock Payment Shares”) which shares shall represent a number of shares equal to no more than (i) 19.9% of the outstanding shares of Parent Common Stock as of immediately before the First Effective Time minus (ii) the percentage of shares of Parent Common Stock issued in the Parent Financing and (b) 10,490 shares of Parent Convertible Preferred Stock (the “Parent Preferred Stock Payment Shares”). Each Parent Preferred Stock Payment Shares will be convertible into 10,000 shares of Parent Common Stock subject to receipt of the stockholder approval for the Preferred Stock Conversion Proposal. The Parent Common Stock Payment Shares and the Parent Preferred Stock Payment Shares will be allocated to holders of Company Common Stock, Company Preferred Stock or Company Options using the Exchange Ratio set forth in the Agreement. Holders of Parent Common Stock of record immediately prior to the First Effective Time will be entitled to one CVR issued by Parent in accordance with the terms of the CVR Agreement.
The Draft Agreement provides that concurrently with the execution and delivery of the Agreement, Parent will enter into a Securities Purchase Agreement with certain investors pursuant to which it will sell in a private placement shares of Parent Common Stock and Parent Convertible Preferred Stock for aggregate proceeds of no less than $15 million (the “Concurrent Investment Amount”). Receipt of the Concurrent Investment Amount is a condition precedent to the obligations of Parent and the Company to consummate the Merger.
At your instruction, we did not consider the value of the CVRs in our analysis.
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Member: FINRA/SIPC

For purposes of this opinion, with your approval, we have assumed that the Parent Financing is consummated in accordance with its terms and that Parent receives aggregate proceeds of $15 million pursuant thereto and that the Preferred Stock Conversion Proposal will be approved.
Further, for purposes of this opinion, with your approval and without independent verification (and we have not assumed responsibility or liability for any independent verification of such information), we have assumed that: (i) 126 million shares of Parent Common Stock will be issued in the Merger and the Parent Financing (assuming approval of the Preferred Stock Conversion Proposal and assuming no applicable Beneficial Ownership Limitation); (ii) the holders of the outstanding Parent Common Stock immediately prior to the Merger will own 14.3% of the outstanding equity of Parent on a fully diluted basis immediately following the Closing and after giving effect to the Parent Financing; (iii) the holders of the outstanding Company Common Stock immediately prior to the Merger will own 73.7% of the outstanding equity of Parent on a fully diluted basis immediately following the Closing and after giving effect to the Parent Financing; and (iii) the investors in the Parent Financing will own 12.0% of the outstanding equity of Parent on a fully diluted basis immediately following the Closing and after giving effect to the Parent Financing.
In connection with our review of the proposed Merger, and in arriving at our opinion, we have reviewed: (i) the financial terms of the Merger described in the Draft Agreement; (ii) certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and the combined company furnished to us, and prepared by, Parent’s management for purposes of our analysis; (iii) relevant market sizing projections for the assets and indications that will be acquired by Parent; (iv) management of Parent’s assessment of the strategic rationale for, and the potential benefits of, the Merger; (v) the past and current business operations, financial condition and future prospects of Parent; (vi) the reporting price and trading activity for Parent’s common stock; (vii) certain publicly available information, including, but not limited to, Parent’s recent filings with the Securities and Exchange Commission and the financial statements set forth therein; (viii) the financial terms, to the extent publicly available, of certain acquisition and financing transactions that we deemed to be relevant; and (ix) such other analyses and such other factors as we deemed relevant or appropriate for the purpose of rendering our opinion.
We have assumed and relied upon, without verifying independently, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by or for us for purposes of preparing this opinion (and we have not assumed responsibility or liability for any independent verification of such information). We have further assumed that the financial information provided has been prepared by the management of Parent on a reasonable basis in accordance with industry practice, and that the management of Parent is not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that the management of Parent prepared reasonably the financial forecasts, estimates and other forward-looking information reviewed by us, based on assumptions reflecting its best currently available estimates and good faith judgments as to the expected future results of operations and financial condition of Parent and the combined company, respectively. We express no view as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based.
In connection with our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us. Our opinion does not address any legal, regulatory, tax or accounting matters.
In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the Draft Agreement reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties set forth in the Agreement and all related documents and instruments that are referred to therein are true and correct, (ii) each party to the Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto, and (iv) all conditions to the consummation of the Merger, including completion of the Parent Financing, will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we

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have assumed that all the necessary regulatory approvals and consents required for the Merger and the Parent Financing will be obtained in a manner that will not adversely affect Parent.
In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of Parent or the Company, and have not been furnished or provided with any such appraisals or valuations. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Parent, the Company or any of their respective affiliates is a party or may be subject, and at your direction and with your consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.
This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the value of the shares of Parent Common Stock to be issued in the Merger or the prices at which shares of Parent Common Stock may trade following announcement of the Merger or at any future time, nor are we expressing any opinion regarding the fairness, from a financial point of view, to Parent of the Parent Financing. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.
We have been engaged by Parent to render this opinion. We will receive a fee in the amount of $275,000 for the provision of this opinion, which fee is not contingent on the successful completion of the Merger. Parent has also agreed to reimburse us for our expenses and to indemnify us against certain liabilities and to reimburse us for certain expenses in connection with our services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Parent and the Company, and, accordingly, may at any time hold a long or a short position in such securities. We have not had a material relationship with, nor otherwise received fees from, Parent or the Company during the two years preceding the date hereof. In the future, we may provide financial advisory and investment banking services to Parent, the Company or their respective affiliates for which we would expect to receive compensation.
Consistent with applicable legal and regulatory requirements, H.C. Wainwright & Co., LLC has adopted policies and procedures to establish and maintain the independence of our research departments and personnel. As a result, H.C. Wainwright & Co., LLC’s research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to Parent, the Company and/or the Merger that differ from the views of its investment banking personnel.
This opinion has been prepared for the information of the Board of Directors of Parent for its use in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any stockholder of Parent as to how such stockholder should vote on any matter relating to the Merger or any other matter. This opinion shall not be disclosed, referred to or published (in whole or in part), nor shall any public references to us be made, without H.C. Wainwright & Co., LLC’s prior written approval. This opinion has been approved for issuance by the H.C. Wainwright & Co., LLC Fairness Opinion Committee.
This opinion addresses only the fairness, from a financial point of view, to Parent of the proposed Exchange Ratio and does not address the relative merits of the Merger or any alternatives to the Merger, Parent’s underlying decision to proceed with or effect the Merger, or any other aspect of the Merger. This opinion does not address the fairness of the Merger to the holders of any class of securities, creditors or other constituencies of Parent. We are not experts in, nor do we express an opinion on, legal, tax, accounting or regulatory issues. We do not express an opinion about the fairness of the amount or nature of any compensation payable or to be paid to any of the officers, directors or employees of Parent, whether or not relative to the Merger.

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Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to Parent.
Sincerely,
H.C. Wainwright & Co., LLC

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